UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
DIAMOND HILL INVESTMENT GROUP, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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☒	No fee required

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act Rules 14a-6(i)(1) and 0-11.

1

DIAMOND HILL INVESTMENT GROUP, INC.
ANNUAL LETTER TO SHAREHOLDERS

March 14, 2025

Dear Fellow Shareholders:

We run our business with a long-term time horizon in mind, because we believe both our discipline and our patience are key competitive advantages. This is the same perspective we use in managing client portfolios. Because we think in terms of years rather than quarters, we can focus on making the necessary long-term investments to maintain and grow our competitive advantages as our industry evolves. We seek client-partners who share our long-term perspective because we know there will be uncomfortably long periods of time in which our investment style is out of favor. We incentivize our portfolio managers to stay focused on the long-term by measuring them on five-year performance periods. We prioritize attracting and retaining talent who share our commitment to serving clients and delivering excellent long-term investment results. Our focus on these principles enables us to make investments in our business that set us up for future success but can take years to pay off.

Growth in Fixed Income

Key to our long-term success is focusing on strategies where client demand matches our strategic capabilities. This is illustrated well in the success of our fixed income franchise — thanks to $2.3 billion in net inflows in 2024, our fixed income assets surpassed $6 billion in December 2024.

When we added our current fixed income team in 2016, Diamond Hill was predominantly known for equity investing. This team brought a history of success in fixed income and wanted to invest at a firm that shared its long-term, bottom-up mindset with an entrepreneurial culture that promoted excellence. As important, this team brought a unique focus on and innovative approach to securitized assets — our securitized credit capabilities remain a key differentiator today.

The team’s deep experience and demonstrated capabilities to deliver great outcomes has given our clients confidence in our fixed income expertise. At the same time, our smaller size allows us to invest in parts of the market that are not feasible for larger investors, reaping the return potential and diversification benefits of overlooked and/or less accessible credit sectors.

We launched with two strategies in 2016, and the team now manages a range of strategies that leverage its core competencies. Our focus on building long-term client partnerships has aided our growth in fixed income — long-term partners have demonstrated their trust in us as early adopters of newly launched fixed income strategies over the years. Further, having seen our success in less trafficked parts of credit markets, certain partners have worked with us to develop new, customized solutions to meet specific needs.

In 2024, we launched the Securitized Credit Fund based on client demand for more focused exposure to securitized assets, as well as the additional return potential from investing in less liquid and below-investment grade securities. We opted for an interval fund structure — unlike an open-ended fund with daily liquidity, the periodic redemptions of an interval fund are a good match for the liquidity profile of these underlying securities. Strategies like this provide investors with new ways to invest in markets that are not accessible through passive structures, at fees that align with the intended return profile of this strategy.

We continue to invest in our ability to serve fixed income clients. Most recently, we added Portfolio Manager Arthur Cheng, CFA, in July 2024. His expertise in high yield has enabled us to build on the success of our core bond strategy and launch a core-plus strategy — an asset class where clients continue to favor an active solution, and our expertise in securitized assets sets us apart.

Positioning our business for long-term success

The conditions that have favored the largest, tech-oriented growth stocks have created headwinds for active managers in recent years, and we have not been immune. While our equity strategies saw $2.6 billion in outflows in 2024, our equity assets under management/advisement were flat during the year as those outflows were offset by positive market returns. We are at a point in time where market conditions are unprecedented — growth has been outperforming value for more than a decade, market concentration is reaching new extremes, and almost every valuation metric is showing signs of overvaluation. Stock selection feels like it has never been less relevant — but we are confident that will change.

As Portfolio Manager Austin Hawley, CFA, wrote in a recent paper, “companies with stable, albeit more modest, growth and large cash payouts to shareholders in the form of dividends and buybacks offer a different return profile than the large growth companies, with more of investors’ total return coming from more predictable near-term cash distributions. The combination of stable total payout yields and modest growth means that these investments have the potential to produce attractive absolute returns without relying on multiple expansion or extraordinary growth.”1 Ultimately, we believe paying a good price for a quality business, and reaping the benefits of ownership (dividends, buybacks and growth), will be rewarded over the long term, regardless of market environment.

As a business, we must evolve to meet our clients’ evolving needs. However, core aspects of our business and investment philosophy remain the same and will not change, including our valuation discipline, our ownership mindset, and our commitment to a long-term focus that helps us see past near-term noise.

Our strategic objectives also remain the same. To deliver long-term value to our clients, employees and shareholders, we continue thoughtfully diversifying our asset base. The challenges that have faced active equity strategies, particularly value-oriented strategies, are well-known. Yet our equity strategies continue to play an important role for clients who seek a long-term partnership with a disciplined, intrinsic-value investor, and we are confident in our team’s ability to deliver strong returns over time.

We see a bright future for our fixed income strategies that leverage our unique expertise in securitized assets, and we continue to find opportunities to match our capabilities with client demand in new strategies. We are also focused on building momentum for international equity — another area where investors prize active management at a time when valuations for non-US businesses are unusually attractive.

We have long prioritized expanding the vehicles we use to provide our intellectual property to clients. We are happy to partner with clients who need our strategies delivered as models to provide our asset management to their end clients. We work with clients to make strategies available via collective investment trusts (“CITs”) to meet retirement plan needs. We offer separately managed accounts, and we have launched limited partnerships for strategies best suited for that structure. This year, as mentioned, we launched our first interval fund to address the liquidity profile of the asset exposure our clients were seeking.

We are increasingly hearing from clients the need for an active ETF solution for some strategies, and we are exploring options that would allow us to meet this need while maintaining our commitment to client alignment.

Capital allocation

The meaningful growth we saw in fixed income during 2024 helped contribute to improved profitability as a long-standing investment area started to generate positive returns. We generated net operating margins of 29% in 2024 and 26% in 2023. Our 32% adjusted net operating margin in 2024 was an improvement over the 30% we generated in 2023.2 We continue to make meaningful investments, including in international equity, new products and vehicles, and modernizing our technology and data structure to better support our business. Due to the nature of our business, most of these investments show up on our income statement in the form of lower margins in the near term. We are pleased to have maintained operating margins in line with our industry while making meaningful investments in our future.

1 Austin Hawley, CFA. Navigating the Future of Equity Returns: Historical Insights and Strategic Outlook. 13 Jan 2025.
2 Adjusted net operating margin is a non-GAAP financial measure. See the Annex to this letter for a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our capital allocation approach is designed to grow the intrinsic value of the business by investing in new and existing strategies and ensuring we have sufficient capital to operate the business in any market environment. After meeting those needs, we return capital to shareholders. Our approach has evolved over our history as we have deployed new methods of returning capital. Beginning in 2018, we began repurchasing shares and continue to do so when our shares are trading at a discount to our estimate of intrinsic value. Since then, we have reduced our share count by more than 20%. After paying annual special dividends for more than a decade, in 2021 we implemented our first regular quarterly dividend. Over the past three years (2022-2024), we have returned a cumulative $168 million in capital to shareholders in the form of share repurchases ($103 million) and dividends ($65 million).

Conclusion

We believe the best way to generate strong long-term shareholder returns is to deliver excellent investment outcomes for our clients. Our investment team remains focused on generating alpha for our clients, and our entire firm is committed to developing and maintaining partnerships that help instill the confidence required to remain invested through complete market cycles. This perspective has enabled us to grow new and existing client relationships, which ultimately helps us deliver returns to our shareholders.

Sincerely,
Heather Brilliant
Chief Executive Officer and President

ANNEX - RECONCILIATION OF NON-GAAP MEASURES

As a supplement to information calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Diamond Hill Investment Group, Inc. (the “Company”) is providing certain financial measures that are based on methodologies other than GAAP (“non-GAAP”). Management believes the non-GAAP financial measures below are useful measures of the Company’s core business activities, are important metrics in estimating the value of an asset management business, and help facilitate comparisons to Company operating performance across periods. These non-GAAP financial measures should not be used as a substitute for financial measures calculated in accordance with GAAP and may be calculated differently by other companies. The following schedules reconcile the difference between financial measures calculated in accordance with GAAP and non-GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as well as the Company’s condensed consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2024.

	Year Ended December 31,
(in thousands)	2023	2024
Net Operating Margin, GAAP Basis	26%	29%
Non-GAAP Adjustments:
Deferred compensation liability(1)	4%	3%

Adjusted Net Operating Margin	30%	32%

(1) This non-GAAP adjustment removes the compensation expense resulting from market valuation changes in the Diamond Hill Fixed Term Deferred Compensation Plan and the Diamond Hill Variable Term Deferred Compensation Plan’s (together, the “Deferred Compensation Plans”) liability and the related net gains or losses on investments designated as an economic hedge against the related liability. Amounts deferred under the Deferred Compensation Plans are adjusted for appreciation/depreciation of investments chosen by participants. The Company believes it is useful to remove the net impact of the Deferred Compensation Plans’ compensation expense or income, which is offset by the non-operating investment income or loss realized on the hedges against the related compensation expense, to help readers understand the Company’s core operating results and to improve comparability from period to period.

Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

March 14, 2025

Dear Shareholders:

We cordially invite you to attend the 2025 Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (“Annual Meeting”), to be held virtually on Tuesday, April 29, 2025 at 8:00 a.m. Eastern Time. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/DHIL2025, where you will be able to listen to the meeting live, submit questions, and vote online.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

On behalf of the Board of Directors, we urge you to cast your vote as soon as possible by Internet or telephone, or by signing, dating, and returning the enclosed proxy card, even if you plan to attend the virtual Annual Meeting. Voting by written proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares during the meeting, but it will ensure your representation and that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares you own.

Sincerely,
Heather E. Brilliant
Chief Executive Officer and President

Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2025

Notice is hereby given that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Diamond Hill Investment Group, Inc. (the “Company”) will be held virtually on Tuesday, April 29, 2025 at 8:00 a.m. Eastern Time. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/DHIL2025, where you will be able to listen to the meeting live, submit questions, and vote online. At the Annual Meeting, shareholders of record will consider and act upon the following matters:

1.The election of six directors to serve on the Company’s Board of Directors (“Board”) until the Company’s 2026 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;
2.The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.The approval and adoption of the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan;
4.An advisory resolution to approve the 2024 compensation of the Company’s named executive officers; and
5.Such other business as may properly come before the Annual Meeting or any adjournment thereof.

Action may be taken on the foregoing proposals at the Annual Meeting or at any postponement or adjournment of the Annual Meeting. The Board has fixed the close of business on March 3, 2025, as the record date for determining the shareholders entitled to vote at the Annual Meeting and any postponements or adjournments thereof.

On or about March 14, 2025, the Company began mailing to shareholders of record as of the close of business on March 3, 2025, other than those shareholders who have previously requested paper copies of the proxy materials via mail, a Notice of Internet Availability of Proxy Materials (“Notice of Availability”). The Notice of Availability contains instructions on how to access via the Internet the Company’s 2025 Proxy Statement, the form of proxy (also known as a proxy card), and the Company’s 2024 annual report to shareholders (which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2024), as well as instructions on how to request a paper copy of these proxy materials. On or about March 14, 2025, the Company also began mailing its proxy materials to shareholders of record who requested a paper copy.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, BY TELEPHONE, OR IF YOU ELECT TO RECEIVE PAPER COPIES OF THE PROXY MATERIALS, BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO THE NOTICE OF AVAILABILITY OR YOUR PROXY CARD. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY REVOKE YOUR PREVIOUSLY SUBMITTED PROXY AND VOTE AT THE MEETING AS DESCRIBED IN THE PROXY STATEMENT.

By order of the Board,
Carlotta D. King, Secretary

Columbus, Ohio
March 14, 2025

Diamond Hill Investment Group, Inc.
325 John H. McConnell Boulevard, Suite 200
Columbus, Ohio 43215

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
DIAMOND HILL INVESTMENT GROUP, INC.
TO BE HELD VIRTUALLY ON APRIL 29, 2025

This Proxy Statement is being furnished to the shareholders of Diamond Hill Investment Group, Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies by its Board of Directors (the “Board”) for use at its 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually at 8:00 a.m. Eastern Time on April 29, 2025, and any postponement or adjournment thereof. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/DHIL2025, where shareholders will be able to listen to the meeting live, submit questions, and vote online.

On or about March 14, 2025, the Company began mailing to shareholders of record as of the close of business on March 3, 2025, other than those shareholders who have previously requested paper copies of the proxy materials via mail, a Notice of Internet Availability of Proxy Materials (“Notice of Availability”) for the Annual Meeting. The Notice of Availability contains instructions on how to access via the Internet the Company’s 2025 Proxy Statement, the form of proxy (also known as a proxy card), and the Company’s 2024 annual report to shareholders (the “Annual Report”, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”)), as well as instructions on how to request a paper copy of these proxy materials. On or about March 14, 2025, the Company also began mailing its proxy materials to shareholders of record who requested a paper copy. You may choose to access the proxy materials via the Internet by following the instructions on the Notice of Availability, or you may request to receive paper copies of the proxy materials. The Notice of Availability is also publicly accessible at www.proxyvote.com free of charge. Electronic delivery of the proxy materials allows the Company to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing shareholders with access to the proxy materials in a fast and efficient manner. If you request paper copies of the proxy materials by mail, the Notice of Annual Meeting of Shareholders, the Proxy Statement, the form of proxy (also known as a “proxy card”), and the Annual Report will be mailed to you. The Company’s Form 10-K, excluding exhibits, is included in the Annual Report. Only shareholders of record at the close of business on March 3, 2025, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

The purposes of this Annual Meeting are to:

1.Elect six directors to serve on the Board until the Company’s 2026 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2.Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.Approve and adopt the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan;

4.Approve, on an advisory basis, the 2024 compensation of the Company’s named executive officers (“NEOs”); and

5.Transact such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Those common shares represented by: (i) properly authenticated voting instructions recorded electronically over the Internet or by telephone prior to 11:59 p.m., Eastern Time on April 28, 2025, or (ii) properly signed proxy cards received by the Company prior to the Annual Meeting, and in each case, that are not revoked, will be voted at the Annual Meeting as directed by the shareholders. If a shareholder submits a valid proxy and does not specify how their shares should be voted, they will be voted as recommended by the Board. The proxy holders will use their best judgment regarding any other matters that may properly come before the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    When and where will the Annual Meeting take place?

A:    The Annual Meeting will be held virtually on Tuesday, April 29, 2025 at 8:00 a.m. Eastern Time, meaning that shareholders of record may access the meeting via the Internet. Shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting can be accessed by shareholders of record by visiting www.virtualshareholdermeeting.com/DHIL2025.

Q: How do I access the Annual Meeting?

A:    The Company will hold the Annual Meeting virtually as scheduled. Any shareholder of record can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/DHIL2025, where shareholders may vote and submit questions during the meeting. The Annual Meeting starts at 8:00 a.m. Eastern Time on Tuesday, April 29, 2025. To access the Annual Meeting, please have your 16-digit control number, which is included in your Notice of Availability, the voting instructions form from your broker, bank, or other nominee, or your proxy card. Instructions on how to access the virtual meeting and participate via the Internet, including how to demonstrate proof of share ownership, are posted at www.proxyvote.com.

Q:    What may I vote on at the Annual Meeting?

A:    At the Annual Meeting, you will be asked to:
•Elect six directors to serve on the Board until the Company’s 2026 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;
•Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
•Approve and adopt the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan;
•Approve, on an advisory basis, the 2024 compensation of the NEOs; and
•Vote on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Q: How may I vote my shares and what is the deadline to vote my shares?

A: If you are a registered shareholder, there are several ways to vote your shares. If you plan to vote over the Internet or by telephone or to participate in the Annual Meeting, you will need the 16-digit control number provided on your Notice of Availability or proxy card to do so. If you vote over the Internet or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you completed, signed, dated, and returned your proxy card. If you vote via the Internet or by telephone, you do not need to return your proxy card.
•You may vote over the Internet before the Annual Meeting by visiting www.proxyvote.com. If you wish to vote over the Internet, you may transmit your voting instructions 24 hours per day, seven days per week, until 11:59 p.m. Eastern Time on April 28, 2025.
•You may vote by telephone before the Annual Meeting by calling 1-800-690-6903. If you wish to vote by telephone, you may transmit your voting instructions 24 hours per day, seven days per week, until 11:59 p.m. Eastern Time on April 28, 2025.
•If you received a printed copy of the proxy materials, you may submit your vote before the Annual Meeting by completing, signing, and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards must be received at this address no later than April 28, 2025, to be voted at the Annual Meeting.
•If you plan to vote over the Internet during the virtual Annual Meeting on April 29, 2025 at 8:00 a.m. Eastern Time, please access the meeting at www.virtualshareholdermeeting.com/DHIL2025 and follow the online instructions.

If you are a beneficial owner of the shares, you should have received a notice that directs you to the website where you can access the proxy materials as well as voting instructions from the broker, bank, or other nominee holding the shares. You should follow the voting instructions provided by your broker, bank, or nominee in order to instruct your broker, bank, or nominee on how to vote the shares. Please note that the voting instructions provided by your broker, bank, or nominee will have a voting deadline that is earlier than those listed above. The availability of Internet and telephone voting will depend on the voting process of the broker, bank, or nominee. Shares held beneficially may not be voted by the beneficial owner during the Annual Meeting.

Q:    What does it mean if I get more than one Notice of Availability or proxy card?

A:    If your shares are registered in more than one account, you may receive more than one Notice of Availability or proxy card. If you are a registered shareholder and intend to vote over the Internet or by telephone, you must do so for each individual Notice of Availability you receive. If you received a paper copy of the proxy materials and you intend to vote by mail, please complete, sign, date, and return all proxy cards to ensure that all your shares are voted.

Q:    What is the difference between holding shares as a registered shareholder and as a beneficial owner?

A:    Many shareholders are beneficial owners of the Company’s shares, meaning they hold their shares in “street name” through a broker, bank, or other nominee. As summarized below, there are some distinctions between shares held of record and shares owned beneficially.

Registered Shareholders. For shares registered directly in your name with the Company’s transfer agent, you are considered the registered shareholder, and the Company is making available on the Internet or sending this Proxy Statement and related materials directly to you. As a registered shareholder, you have the right to vote: (i) over the Internet or by telephone, (ii) by completing, signing, dating, and returning the enclosed proxy card, or (iii) at the Annual Meeting.

Beneficial Owners. For shares held in “street name”, you are considered the beneficial owner, and this Proxy Statement and related materials are being made available or forwarded to you by your broker, bank, or other nominee, who is the registered shareholder of the shares held for your benefit. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares. Your broker, bank, or other nominee will provide you with information on the procedures you must follow to instruct them how to vote your shares or how to revoke previously given voting instructions. Beneficial owners should contact their broker, bank, or other nominee to determine applicable deadlines.

Q:    If I am a beneficial owner, will my broker, bank, or other nominee vote my shares for me?

A:    Your broker, bank, or other nominee will vote your shares in the manner you instruct, and you should follow the voting instructions your broker, bank, or other nominee has provided to you. However, if you do not provide voting instructions to your broker, bank, or other nominee, it may vote your shares in its discretion on certain “routine” matters. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 is considered a routine matter, and if you do not submit voting instructions, your broker, bank, or other nominee may choose, in its discretion, to vote (and how to vote) or not vote your shares on the ratification. None of the other matters to be voted on at the Annual Meeting are considered routine, and your broker, bank, or other nominee may not vote your shares on those matters without your instructions.

Q:    May I revoke my proxy or change my vote after I have mailed a proxy card or voted over the Internet or by telephone?

A:    Yes. You may revoke or change your vote at any time before your proxy is voted at the Annual Meeting. If you are a registered shareholder, you can do this in any one of three ways:

•Send a written statement to Carlotta D. King, Secretary, at Diamond Hill Investment Group, Inc., 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215, stating that you would like to revoke your proxy, which must be received prior to the Annual Meeting;

•Submit later-dated electronic voting instructions over the Internet or by telephone no later than 11:59 p.m. Eastern Time on April 28, 2025, or send a newly-signed and later-dated proxy card, which must be received by April 28, 2025; or

•Participate in Annual Meeting and revoke your proxy at the Annual Meeting. Attending the Annual Meeting will not, by itself, revoke your proxy or a prior Internet or telephone vote.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee. You should review the instructions provided by your broker or nominee to determine the procedures that you must follow.

Q:    What are the Board’s recommendations on the matters to be considered at the Annual Meeting?

A:    The Board recommends that shareholders vote:
•FOR the Board’s nominated slate of six directors;
•FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
•FOR the approval and adoption of the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan; and
•FOR the approval, on an advisory basis, of the 2024 compensation of the NEOs.

Q: How will my shares be voted if I submit a proxy without voting instructions?

A:    Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (except in the case of broker non-votes), the persons named as proxy holders will vote the shares in accordance with the recommendations of the Board. The Board’s recommendations are set forth above and together with the description of each proposal in this Proxy Statement. A “broker non-vote” occurs when a beneficial owner does not, within the required timeframe before the Annual Meeting, provide the broker, bank, or other nominee who is the registered holder thereof with instructions as to how to vote the shares on “non-routine” matters. Under Nasdaq rules, your broker, bank, or other nominee may not vote your shares on non-routine matters unless it receives instructions from you as to how to vote.

Q:    Who can answer my questions about how I can submit or revoke my proxy or vote by phone or via the Internet?

A:    If you are a registered shareholder and have more questions about how to submit your proxy, please call Carlotta D. King, Secretary of the Company, at (614) 255-3333. If you are a beneficial owner, you should contact your broker, bank, or other nominee to determine the procedures and deadlines that you must follow.

PROCEDURAL MATTERS

Record Date

Only the Company’s shareholders of record at the close of business on March 3, 2025, the record date, will be entitled to vote at the Annual Meeting. As of the record date, there were 2,787,492 shares outstanding and entitled to be voted at the Annual Meeting.

Proxy

Your shares will be voted at the Annual Meeting as you direct on your signed proxy card or in your telephone or Internet voting instructions. If you are a registered shareholder and submit a proxy card without voting instructions, it will be voted as recommended by the Board. If you are a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares, and you should contact your broker, bank, or other nominee to determine the procedures and deadlines that you must follow. The Board’s recommendations are set forth in this Proxy Statement. The duly appointed proxy holders will vote in their discretion on any other matters that may properly come before the Annual Meeting.

Voting

A shareholder may cast one vote for each outstanding share held by the shareholder on each separate matter of business properly brought before the Annual Meeting. If you are a beneficial owner, you are encouraged to instruct your broker, bank, or other nominee as to how to vote your shares. The Company’s shareholders do not have cumulative voting rights with respect to the election of directors.

Proposal 1 - Director election. Votes that shareholders cast “FOR” a director-nominee must exceed the votes that shareholders cast “AGAINST” a director-nominee for the individual to be elected. Please also see the discussion of the “Majority Voting” provisions within Proposal 1.

Proposal 2 - Ratification of selection of KPMG. The affirmative vote of the holders of a majority of the shares cast on the proposal is required to ratify the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025.

Proposal 3 - Approval and adoption of the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan. The affirmative vote of the holders of a majority of the shares cast on the proposal is required to approve and adopt the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan.

Proposal 4 - Advisory vote on 2024 NEO compensation. The affirmative vote of the holders of a majority of the shares cast on the proposal is required for the approval of the advisory vote on the 2024 compensation of the NEOs.

Effect of broker non-votes and abstentions. Under the applicable regulations of the Securities and Exchange Commission (“SEC”) and the rules of the exchanges and other self-regulatory organizations of which the brokers, banks, and other nominees are members, brokers, banks, and other nominees who hold shares in street name for beneficial owners may sign and submit proxies and may vote those shares on certain “routine” matters. Proposal 2 is considered to be a “routine” matter. Proposals 1, 3, and 4 are considered to be “non-routine” matters. Under applicable stock exchange rules, brokers, banks, and other nominees are not permitted to vote on non-routine matters without instruction from the beneficial holders. Proxies that are signed and submitted by brokers, banks, and other nominees that have not been voted on non-routine matters are referred to as “broker non-votes”.

Neither broker non-votes nor abstentions will have any effect on the election of directors, the ratification of the appointment of KPMG, the approval and adoption of the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan, or the advisory approval of the 2024 compensation of the NEOs.
Quorum

Business can be conducted at the Annual Meeting only if a quorum, consisting of the holders of at least a majority of the Company’s outstanding shares entitled to vote, is present, either in person or by proxy. Abstentions and broker non-votes will be counted toward establishing a quorum. If a quorum is not present at the time the Annual Meeting is convened, a majority of the shares represented in person or by proxy may adjourn the Annual Meeting to a later date and time, without notice other than announcement at the Annual Meeting. At any such adjournment of the Annual Meeting at which a quorum is present, any business may be transacted which might have been transacted at the Annual Meeting as originally called.

Solicitation; Expenses

The Company will pay all expenses of the Board’s solicitation of the proxies for the Annual Meeting, including the cost of preparing, assembling, providing, and mailing the Notice of Annual Meeting, proxy card, this Proxy Statement, and the Annual Report, postage for return envelopes, the handling and expenses for tabulation of proxies received, and charges of brokerage houses and other institutions, nominees, or fiduciaries for forwarding such documents to beneficial owners. The Company will not pay any electronic access charges associated with Internet or telephone voting incurred by a shareholder. The Company may solicit proxies in person or by telephone, facsimile, or e-mail. Its officers, directors, and employees may also assist with solicitation, but will receive no additional compensation for doing so.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and you should not rely on any such information or representation. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement does not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

Requests for Proxy Statement, Annual Report, Notice of Availability, and Form 10-K

The Annual Report is intended to satisfy the Company’s obligation to provide an annual report to its shareholders pursuant to Rule 14a-3(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 10-K, including audited consolidated financial statements, is included in the Annual Report. The Company is making available on the Internet or delivering a single copy of this Proxy Statement and the Annual Report to multiple shareholders sharing an address, unless it has received instructions from one or more of these shareholders to the contrary. However, each shareholder will continue to receive a separate proxy card. The Company will promptly deliver a separate copy of this Proxy Statement, the Annual Report, and/or the Notice of Availability, as applicable, at no charge, upon receipt of a written or oral request by a registered shareholder at a shared address to which a single copy of the documents was made available or delivered. Written or oral requests for a separate copy of the documents, or to provide instructions for delivery of documents in the future, may be directed to Carlotta D. King, Secretary, at Diamond Hill Investment Group, Inc., 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215 or by phone at (614) 255-3333. Additionally, this Proxy Statement, the Annual Report, and the Form 10-K are available on the Internet free of charge at: https://ir.diamond-hill.com/sec-filings-ownership/proxy-materials/.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership of the Company’s common shares by: (a) all persons known by to beneficially own 5% or more of the Company’s outstanding common shares, (b) each director and director nominee of the Company, (c) the Company’s NEOs, and (d) all of the Company’s executive officers, directors, and director nominees as a group. Unless otherwise indicated, the named individuals and entities exercise sole voting and dispositive power over the shares listed. None of the named individuals or entities hold any outstanding options to acquire Company common shares, and none of the named individuals have pledged any common shares of the Company as security. Except as otherwise indicated, all information is as of March 3, 2025.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Heather E. Brilliant	44,495	(2)	1.6%
Richard S. Cooley	9,659		*
Gordon B. Fowler	6,787		*
James F. Laird	12,500		*
Thomas E. Line	16,197	(2)	*
Paula R. Meyer	3,187		*
Jo Ann Quinif	28,548	(2)	1.0%
Nicole R. St. Pierre	4,187		*
L’Quentus Thomas	1,858		*
Directors, nominees, and executive officers as a group (9 persons)	127,418		4.6%
5% Beneficial Owners
BlackRock, Inc.(3)	258,602		9.3%
Royce & Associates, LP(4)	166,746		6.0%
The Vanguard Group(5)	162,419		5.8%
_______________
(1)    In this column, beneficial ownership of less than 1% is represented by an asterisk (*). The percent of class is based upon the number of common shares beneficially owned by the named individual or entity divided by 2,787,492, which was the total number of shares that were issued and outstanding as of March 3, 2025.
(2)    These amounts include 473, 1,294, and 816 shares for Ms. Brilliant, Mr. Line, and Ms. Quinif respectively, that are held in the Diamond Hill Investment Group 401(k) Plan and Trust (the “401(k) Plan”).
(3)    This information is based on the Schedule 13G/A filed with the SEC on January 25, 2024 by BlackRock, Inc. to report beneficial ownership by its subsidiaries (BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd, BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC) of shares as of December 31, 2024. The Schedule 13G/A reported that BlackRock, Inc., through its subsidiaries, had sole voting power over 252,059 shares and sole dispositive power over 258,602 shares. The address reported for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4) This information is based on the Schedule 13G/A filed with the SEC on October 15, 2024 by Royce & Associates, LP to report its beneficial ownership of shares as of September 30, 2024. The Schedule 13G/A reported that Royce & Associates, LP had sole voting power over 166,746 shares and sole dispositive power over 166,746 shares. The address reported for Royce & Associates, LP is 745 Fifth Avenue, New York, NY 10151.
(5)    This information is based on the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group to report its beneficial ownership of shares as of December 29, 2023. The Schedule 13G/A reported that The Vanguard Group had shared voting power over 5,348 shares, sole dispositive power over 154,170 shares, and shared dispositive power over 8,249 shares. The address reported for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board guides the strategic direction of the Company and oversees its management. All of the Company’s directors are elected annually.

Previously, the Company’s Corporate Governance Guidelines (“Guidelines”) imposed a 10-year term limit on non-employee directors (“Term Limit”). The Term Limit was increased to 12 years as part of the amendment of the Guidelines on May 8, 2024. Due to the Term Limit, James F. Laird, who has been a non-employee director since 2014, was not nominated by the Board for re-election and will retire from the Board at the Annual Meeting.

Pursuant to the recommendation of the Nominating and Governance Committee, the Board has nominated the six nominees listed below for election, all of whom are current directors, to hold office until the 2026 Annual Meeting of Shareholders and until their respective successors are elected and qualified. If any nominee becomes unable or unwilling to serve between the date of this Proxy Statement and the Annual Meeting, proxies will be voted “FOR” the election of a replacement recommended by the Nominating and Governance Committee and approved by the Board.

Majority Voting

In an uncontested election, a nominee must receive more “FOR” votes than “AGAINST” votes to be elected. In addition, pursuant to the Guidelines, any director who fails to obtain the required vote in an uncontested election will promptly submit their resignation to the Board. The Board will then decide, after considering the Nominating and Governance Committee’s recommendation, whether to accept the resignation, decline the resignation, or decline the resignation with conditions. The Board will make any such decision within 90 days following the date of the Annual Meeting at which such uncontested election occurred. Plurality voting will apply to any contested elections.

Director Independence

The Board has determined that each of Richard S. Cooley, Gordon B. Fowler, Paula R. Meyer, Nicole R. St. Pierre, and L’Quentus Thomas qualify as independent under the rules and independence standards of The Nasdaq Stock Market (“Nasdaq”), as well as applicable SEC requirements. The Board also determined that non-employee director, James F. Laird, qualified as independent during the period for which he served as a director in 2025. The Board has determined that Heather E. Brilliant is not independent due to her status as an executive officer of the Company. There are no family relationships among the Company’s directors and executive officers. In making its determination regarding the independence of directors, the Board reviewed and considered each director’s direct and indirect relationship with the Company.

The Nominees

The Board has determined that all of the director nominees are qualified to serve as directors of the Company. In addition to their specific business experience listed below, each of the director nominees has the tangible and intangible skills and attributes that the Board believes are required to be an effective director of the Company, including experience at senior levels in areas of expertise helpful to the Company, a willingness and commitment to assume the responsibilities required of a director, and the character and integrity that the Board expects of the Company’s directors. The specific qualifications of each individual nominee are set forth under such nominee’s name below.

Heather E. Brilliant, CFA, age 48, was appointed as a director as well as Chief Executive Officer and President (“CEO”) of the Company effective September 3, 2019. She has been CEO of Diamond Hill Capital Management, Inc. (“DHCM”) since September 3, 2019 and served as President of DHCM from September 3, 2019 to March 31, 2023. Ms. Brilliant previously served as Chief Executive Officer, Americas with First State Investments (a global asset management group), from 2017 until joining the Company. Prior to that role, she spent almost 14 years with Morningstar (a financial services firm) where she served as Global Head of Equity & Credit Research before advancing to Chief Executive Officer, Morningstar Australasia. Earlier in her career, she held several roles analyzing both credit and equity at firms including Driehaus Capital Management (an investment adviser), Coghill Capital Management (an investment adviser), and Bank of America (a multinational investment bank and financial services holding company). She currently serves on the Board of Governors of the Investment Company Institute (a trade association) as well as on the boards of several non-profit organizations.

Ms. Brilliant received her Bachelor of Arts degree in economics from Northwestern University and a Master of Business Administration (“MBA”) from the University of Chicago. Ms. Brilliant also holds the Chartered Financial Analyst (“CFA”) designation and is past chair and served as a member of the CFA Institute Board of Governors from 2013-2020.

Ms. Brilliant’s qualifications to serve on the Board include her current experience as the Company’s CEO and President, her prior experience as CEO of a division of an investment firm, and her in-depth knowledge of the investment management industry through her more than 25 years of experience as an investment professional and industry executive.

Richard S. Cooley, age 56, has been a director of the Company since 2020 and Board Chair since 2024 and served as Chair of the Audit Committee from 2020 until 2024. He serves on the Audit Committee, Compensation Committee, and Nominating and Governance Committee and is a non-executive director. Mr. Cooley has been determined by the Board to be an audit committee financial expert as defined by the SEC. Since 2023, Mr. Cooley has been a Collegiate Assistant Professor and Harper-Schmidt Fellow at the University of Chicago (a private research university). During the preceding five years, Mr. Cooley primarily and intermittently served as a teaching fellow or teaching assistant at the University of Chicago. From 2007 to 2013, Mr. Cooley served as Morningstar, Inc.’s (a financial services firm) Chief Financial Officer (“CFO”), and was responsible for the firm’s investor relations, financial reporting, corporate finance, tax, corporate communications, and U.S. national sales teams. Prior to becoming CFO, from 2003 to 2007 Mr. Cooley was CEO of Morningstar’s operations in Australia and New Zealand. Mr. Cooley also established Morningstar’s government affairs function.

Mr. Cooley holds Bachelor of the Arts and Master of the Arts degrees from Illinois State University, a Master of the Arts degree from the University of Chicago, and a Doctor of Philosophy in Political Science from the University of Chicago. He was also awarded the Certificate in Cybersecurity Oversight from the Software Engineering Institute in association with Carnegie Mellon University in 2023.

Mr. Cooley’s qualifications to serve on the Board include his substantial experience in accounting and financial matters due to serving as CFO of a global, publicly-traded financial services firm, his experience as CEO of a division of a large financial services firm, as well as his experience serving as a board member for numerous for-profit companies.

Gordon B. Fowler, age 65, has been a director of the Company since July 2024. He serves on the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee and is a non-executive director. Since 2023, Mr. Fowler has served as a Strategic Advisor to the Glenmede Corporation (a boutique wealth management firm). Prior to his current role, from 2003 to 2023, Mr. Fowler held a number of positions at the Glenmede Corporation and the Glenmede Trust Company, including most recently leading the Glenmede Corporation as President. From 1981 to 2003, Mr. Fowler worked at J.P. Morgan Chase (a multinational finance corporation) where, among other roles, he served as Chief Investment Officer of the J.P. Morgan Private Bank. He currently serves as a director of The Jeffrey Company (a global investment fund, family office, and trust company) as well as on the boards of multiple non-profit organizations.

Mr. Fowler received his Bachelor of Arts degree in African Political Economy from Brown University and a Master of Science degree in Statistics and Operations Research from the Stern School of Business at New York University.

Mr. Fowler’s qualifications to serve on the Board include his more than 40 years of experience in the financial services industry consisting of 13 years as an executive officer and 17 years as a Chief Investment Officer, as well as his experience serving as a board member for numerous for-profit and non-profit companies.

Paula R. Meyer, age 70, has been a director of the Company and Chair of the Nominating and Governance Committee since 2019. She serves on the Audit Committee and the Compensation Committee and is a non-executive director. Since 2007, Ms. Meyer has served as a professional, non-executive director. Prior to 2007, she worked in variety of roles within the investment management industry, most recently serving as President of RiverSource Funds, the proprietary fund complex of Ameriprise Financial, Inc. (a financial services company) from 1998 to 2006. She has served as a director for Mutual of Omaha (an insurance company) since 2009. She also served as a director of First Command Financial Services, Inc. (a financial services company) from 2009 to 2024, as a director of the Federal Home Loan Bank of Des Moines (a government sponsored enterprise) from 2007 to 2016, and on the Investment Company Institute’s (a trade association) Board of Governors from 2000 to 2006.

Ms. Meyer received her Bachelor of Arts from Luther College, an MBA from the University of Pennsylvania, Wharton School of Business, and is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. She was also awarded the Certificate in Cybersecurity Oversight from the Software Engineering Institute in association with Carnegie Mellon University in 2020.

Ms. Meyer’s qualifications to serve on the Board include her more than 40 years of experience in the industry, consisting of 25 years of executive experience in the financial services and mutual fund industries as well as 17 years of service as a corporate board member on numerous for-profit and non-profit companies.

Nicole R. St. Pierre, age 52, has been a director of the Company and the Chair of the Compensation Committee since 2019. She serves on the Audit Committee and Nominating and Governance Committee and is a non-executive director. Prior to her retirement, Ms. St. Pierre served in a variety of roles within the Asset Management group at J.P. Morgan (a multinational finance corporation) from 1994 to 2018, including as Managing Director; Head of Client Services and Business Platform & Americas Regional Lead. Ms. St. Pierre is NACD Directorship Certified®.

Ms. St. Pierre received her Bachelor of Science in Marketing from Rutgers University and an MBA from Fordham University. She was also awarded the Certificate in Cybersecurity Oversight from the Software Engineering Institute in association with Carnegie Mellon University in 2020.

Ms. St. Pierre’s qualifications to serve on the Board include her more than 20 years of experience in the investment management industry.

L'Quentus Thomas, age 50, has been a director of the Company since 2021 and Chair of the Audit Committee since 2024. He serves on the Compensation Committee and the Nominating and Governance Committee and is a non-executive director. Mr. Thomas has been determined by the Board to be an audit committee financial expert as defined by the SEC. Since 2021, Mr. Thomas has served as a Senior Managing Director at Stonehenge Capital (a private equity and venture capital investment firm), and currently manages the operations of Stonehenge Community Development, the firm’s community banking subsidiary. Prior to his current role, from 2005 to 2009, Mr. Thomas worked in the firm’s principal investing division, Stonehenge Growth Capital, where he focused on providing debt and equity capital solutions to privately held firms.

Mr. Thomas has served on numerous boards of non-profit organizations, including as a Trustee of Kenyon College (a liberal arts college). Mr. Thomas earned a Bachelor of Arts degree from Amherst College and an MBA from the Stern School of Business at New York University. He was also awarded the Certificate in Cybersecurity Oversight from the Software Engineering Institute in association with Carnegie Mellon University in 2024.

Mr. Thomas’s qualifications to serve on the Board include his experience in accounting and financial matters, his more than 20 years of experience in the financial services industry, and his experience serving as a board member for numerous non-profit companies.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE LISTED ABOVE TO BE A DIRECTOR OF THE COMPANY.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board held a total of five meetings during 2024, and each director attended at least 75% of all applicable Board and committee meetings. Consistent with the Guidelines and Nasdaq listing rules, the directors met in executive session at each regularly scheduled Board meeting in 2024. Although the Company does not have a formal policy requiring directors’ attendance at the Annual Meeting, the Guidelines provide that all directors are expected to attend each annual meeting of shareholders. All individuals serving as directors at the time of the 2024 Annual Meeting of Shareholders attended such meeting.

Corporate Governance

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Board has adopted a written charter for each committee. Current copies of each committee charter, the Guidelines, and the Code of Ethics are available on the Company’s website, ir.diamond-hill.com, under “Corporate Information - Corporate Governance”.

The Board has adopted a Code of Ethics for principal executive and senior financial officers of the Company. The Code of Ethics is intended to deter wrongdoing and promote honest and ethical conduct, full, timely, and accurate reporting, compliance with laws, and accountability for adherence to the Code of Ethics, including internal reporting of Code of Ethics violations. The Company intends to post amendments to, or waivers from, any applicable provision (related to elements listed under Item 406(b) of Regulation S-K) of the Code of Ethics, if any, in the Corporate Governance section of its website, ir.diamond-hill.com.

The Company also has a Code of Business Conduct and Ethics that is applicable to all of its employees and directors. It is the Company’s policy to require all directors to participate annually in education and training related to the Code of Business Conduct and Ethics.

Information and documents contained on, or accessible through, the Company’s website are not part of this Proxy Statement or any other document or report that the Company files with, or furnishes to, the SEC or its shareholders.

Insider Trading Policy

The Company has adopted an Insider Trading Policy to govern purchases, sales, and other dispositions of the Company’s securities by its directors, officers, and employees. The policy is reasonably designed to promote compliance with insider trading law, rules, and regulations as well as Nasdaq listing rules. The policy also provides that the Company will not engage in transactions in its securities while aware of material nonpublic information relating to the Company or its securities, except pursuant to a trading plan intended to comply with SEC Rule 10b5-1 that is entered into and maintained in compliance with the policy and applicable law. The policy also prohibits all employees, officers, and directors from purchasing or selling any derivative arrangement related to securities of the Company or engaging in any speculative, short selling, or hedging activities related to securities of the Company that may have a similar economic effect.

Audit Committee

All independent directors serve on the Audit Committee. The Audit Committee met four times during 2024. The Board has determined that each of the Audit Committee members meets the independence and financial literacy rules and standards of the SEC and Nasdaq. The Board also has concluded that each of Mr. Cooley, Mr. Fowler, and Mr. Thomas meet the criteria to be an “audit committee financial expert” as defined by the SEC.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the retention of the Company’s independent registered public accounting firm, including appointing and overseeing the terms of the accounting firm’s engagement and its performance, qualifications, and independence; (ii) the quality and integrity of the Company’s financial statements; (iii) the Company’s accounting and financial reporting process; (iv) adherence to the Company’s ethics policies; and (v) the Company’s systems for internal accounting and financial controls. The Audit Committee also reviews all related person transactions for potential conflicts of interest on an ongoing basis, and the Audit Committee must approve all such transactions. Additional information on the approval of related person transactions is available under the heading “Certain Relationships and Related Person Transactions” below. The report of the Audit Committee appears under the heading “Audit Committee Report” below.

Compensation Committee

All independent directors serve on the Compensation Committee. The Compensation Committee met two times during 2024. The Board has determined that each of the Compensation Committee members meets the independence criteria of the SEC and Nasdaq.

The primary purpose of the Compensation Committee is to assist the Board in the discharge of its responsibilities to: (i) review and approve the compensation and benefits programs of the Company’s NEOs and directors; (ii) evaluate the performance of the Company’s executive officers in light of corporate goals and objectives approved by the Compensation Committee; (iii) approve the annual salaries, bonuses, stock grants, and other benefits, direct and indirect, of the Company’s executive officers; (iv) make recommendations to the full Board with respect to incentive compensation plans and equity-based plans; (v) review the evaluation of the competitiveness of amendments to the Company’s retirement plans involving significant changes or improvements, and administer and maintain, or delegate the administration and maintenance of, those retirement plans; (vi) appoint and oversee the work of compensation consultants and other advisors; (vii) determine director, committee member, and committee chair compensation for non-employee directors; and (viii) oversee succession planning for the Company’s executive officers. The Compensation Committee also administers, maintains, or delegates the administration and maintenance of the Company’s equity compensation plans. The Compensation Committee has delegated to management the ability to make stock grants to non-executive employees within specific parameters to align the interests of the Company’s shareholders and its employees and to promote employee retention and long-term employee ownership. A description of the Company’s processes and procedures for the consideration and determination of executive officer compensation are discussed under the heading “Compensation Discussion and Analysis” below.

Nominating and Governance Committee

All independent directors serve on the Nominating and Governance Committee. The Nominating and Governance Committee met four times during 2024. The Board has determined that each of the Nominating and Governance Committee members meets the independence criteria of the SEC and Nasdaq.

The primary purpose of the Nominating and Governance Committee is to maintain and cultivate the effectiveness of the Board and oversee the Company’s governance policies. Among the Nominating and Governance Committee’s responsibilities are Board and committee composition, director qualifications, director orientation and education, and Board, committee, and director evaluations. The Nominating and Governance Committee: (i) identifies, evaluates, and nominates Board candidates; (ii) develops and oversees Board leadership succession planning, (iii) reviews compliance with stock ownership guidelines for directors and NEOs; and (iv) oversees procedures regarding shareholder nominations and other shareholder communications to the Board. The Nominating and Governance Committee is also responsible for monitoring compliance with, and recommending any changes to, the Guidelines. Additional information regarding the committee’s activities can be found under the heading “Corporate Governance” below.

Board Committee Membership

The following table summarizes the membership of the Board and each of its committees as of March 3, 2025.

Director	Audit	Compensation	Nominating and Governance
Heather E. Brilliant	—	—	—
Richard S. Cooley	Member	Member	Member
Gordon B. Fowler	Member	Member	Member
James F. Laird	Member	Member	Member
Paula R. Meyer	Member	Member	Chair
Nicole R. St. Pierre	Member	Chair	Member
L’Quentus Thomas	Chair	Member	Member

Compensation of Directors

The Compensation Committee is responsible for periodically reviewing and recommending to the Board the compensation of the Company’s non-employee directors. Since 2021, the compensation structure for non-employee directors has included an annual cash award, an annual restricted stock award with a one-year vesting period, and annual chair fees, where applicable. Directors who also serve as officers or employees of the Company are not separately compensated for their service as a director.

The Company’s non-employee, annual, target director compensation is $155,000, plus applicable chair fees as provided under the following structure:
•An annual cash payment of $40,000 paid quarterly in arrears in conjunction with quarterly Board meetings;
•An annual restricted stock award with a grant date value of $115,000 to align the interests of the directors with the long-term interests of the Company’s shareholders. Grants typically occur concurrent with each annual shareholder meeting and vest on the first anniversary of the grant date;
•An annual cash payment of $30,000 to the Board Chair;
•An annual cash payment of $15,000 to the chair of the Audit Committee; and
•An annual cash payment of $10,000 to the chair of each of the Compensation Committee and the Nominating and Governance Committee.

Mr. Laird will reach his Term Limit as a director at the Annual Meeting. Under the director compensation structure in place at the time of Mr. Laird’s appointment as a director, he received a one-time, long-term cliff vest award of restricted stock that was intended to compensate him for the entirety of his service as a director. As such, the Board previously concluded that Mr. Laird would be an exception to the current compensation structure discussed above. Instead, Mr. Laird receives a $10,000 annual cash payment for his service as a director plus annual chair fees, where applicable, but he does not receive an annual restricted stock award, given the long-term, cliff-vest award he was previously granted in 2015 for his service. In addition, because Mr. Fowler was appointed after the Company’s 2024 Annual Meeting of Shareholders, the Board concluded that Mr. Fowler would be compensated solely in cash for his service as a director from the date of his appointment until the date of the Annual Meeting,

The following table sets forth information regarding the compensation earned by, or paid to, non-employee directors who served on the Board during 2024.

2024 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Total
Heather E. Brilliant	$—	$—	$—
Richard S. Cooley	$66,250	$115,000	$181,250
Gordon B. Fowler(1)	$77,500	$—	$77,500
James F. Laird	$17,500	$—	$17,500
Paula R. Meyer	$50,000	$115,000	$165,000
Nicole R. St. Pierre	$50,000	$115,000	$165,000
L’Quentus Thomas	$51,250	$115,000	$166,250
_______________
(1)    The amount reported reflects compensation for Mr. Fowler’s service as a director from his appointment on July 29, 2024 through December 31, 2024.

Outstanding Stock Grants to Directors

The below table shows the amount of outstanding, unvested restricted stock awards held by directors as of December 31, 2024 and the service period covered by the grant. All of these awards vest in full at the conclusion of the applicable service period.

Name	Shares Granted	Approximate Service Period Covered by Grant	Grant-Date Fair Value	Grant Date	Vesting Date
Richard S. Cooley(1)	723	One Year	$115,000	5/10/24	5/10/25
James F. Laird	8,000	Ten Years	$1,125,760	2/27/15	3/1/25
Paula R. Meyer(1)	723	One Year	$115,000	5/10/24	5/10/25
Nicole R. St. Pierre(1)	723	One Year	$115,000	5/10/24	5/10/25
L’Quentus Thomas(1)	723	One Year	$115,000	5/10/24	5/10/25
_______________
(1)    Concurrent with the Annual Meeting, Mr. Cooley, Mr. Fowler, Ms. Meyer, Ms. St. Pierre, and Mr. Thomas will each receive an annual grant of restricted stock with an approximate fair value of $115,000 that will vest on the first anniversary of the grant date.

Non-Employee Director Stock Ownership and Retention Guidelines

The Guidelines prohibit shares granted to the non-employee directors as compensation from being sold while the director remains on the Board, except for sales of shares in an amount necessary to pay taxes due upon vesting. Therefore, aside from this exception, the Company expects each non-employee director to hold all of the shares granted to them as compensation for their service for their entire term of service on the Board. Additionally, the Guidelines require that, within three years of being appointed to the Board, each non-employee director must hold Company shares having a value of at least $200,000 at cost as of the date of acquisition, grant, or receipt, as applicable. Vested and unvested restricted stock is included when determining each non-employee director’s compliance with the Guidelines.

CORPORATE GOVERNANCE

The Nominating and Governance Committee has general responsibility for the assessment and recruitment of new director candidates, evaluation of director and Board performance, and oversight of the Company’s governance matters. The Nominating and Governance Committee has adopted the Guidelines and reviews them annually. The current version of the Guidelines is available on the Company’s website, ir.diamond-hill.com, under “Corporate Information - Corporate Governance”.

Board Leadership and Composition

As part of ensuring a strong governance and oversight structure, the Guidelines provide that the Board Chair and CEO roles must be separate and occupied by different people. The Board Chair calls Board meetings, approves Board meeting agendas and schedules, chairs all executive sessions of the Board, acts as the liaison between the directors and management, and is available to the Secretary to discuss and, as necessary, respond to shareholder communications to the Board.

Currently, five of the Company’s six director nominees qualify as independent under Nasdaq listing rules, with Ms. Brilliant, the CEO, being the only non-independent director. The membership of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are all comprised entirely of independent directors. The diversity statistics of the seven current members of the Board are below, which includes the six director nominees.

Board Diversity Matrix (As of March 14, 2025)
Board Size:
Total Number of Directors	7
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	0
Part II: Demographic Background
African American or Black	0	1	0
Alaskan Native or Native American	0	0	0
Asian	0	0	0
Hispanic or Latinx	0	0	0
Native Hawaiian or Pacific Islander	0	0	0
White	3	3	0
Two or More Races or Ethnicities	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Overall, the Board believes that the current Board structure fosters critical oversight, good governance practices, and the interests of the Company and its shareholders.

Among other things, the Guidelines currently set a 12-year Term Limit for each non-employee director, provided that, notwithstanding that limitation, a director may be re-elected if: (1) such person is currently the Board Chair, and has not served as Board Chair for five consecutive years, or (2) the Board in its discretion agrees to allow such person to be eligible for re-election for an additional year. The Board has not made any exceptions to the term limit for non-employee directors during the last five years.

Board Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from management on areas of material risk to the Company, including client investment results, and operational, financial, legal, regulatory information security, technology, artificial intelligence, and strategic risks. Please refer to Item 1C. Cybersecurity in Part I of the Form 10-K for additional information regarding the Company’s cybersecurity risk oversight. The Audit Committee is responsible for overseeing risks relating to the Company’s accounting matters, financial reporting, and related legal and regulatory compliance matters. To satisfy these oversight responsibilities, the Audit Committee meets regularly with management and the Company’s independent registered public accounting firm. The Compensation Committee is responsible for overseeing risks related to employment policies and the Company’s compensation and benefits programs. To satisfy these oversight responsibilities, the Compensation Committee meets regularly with management to understand the implications of compensation decisions, particularly the risks that the Company’s compensation policies pose to its finances and its relationship with employees. The Nominating and Governance Committee is responsible for overseeing risks relating to corporate governance, director succession planning, board and committee composition, and director conflicts of interest. To satisfy these oversight responsibilities, the Nominating and Governance Committee meets regularly with management and, when necessary, consults outside legal counsel.

The Board believes that its current leadership structure supports the risk oversight function of the Board. In addition to providing a strong governance structure, having the roles of Board Chair and CEO filled by separate individuals allows the CEO to lead senior management in its supervision of the Company’s day-to-day business operations, including the identification, assessment, and mitigation of material risks, and allows the Board Chair to lead the Board in its oversight of the Company’s risk assessment and risk management activities.

Director Orientation and Continuing Education and Development

When a new non-employee director joins the Board, the Company provides a formal orientation program to provide the new director with an understanding of the Company’s operations and financial condition. In addition, each director is expected to maintain the necessary level of expertise to perform their responsibilities as a director. To assist the directors in maintaining such level of expertise, the Company may, from time to time, offer continuing education programs in addition to briefings during Board meetings relating to the competitive and industry environment in which the Company operates and the Company’s goals and strategies. Additionally, each director is encouraged to participate, at the Company’s cost, in at least one continuing education program annually.
Director Qualifications and the Nominations Process

The Nominating and Governance Committee believes that the director nominees presented in this Proxy Statement currently, and will continue to, constitute a Board with an appropriate level and diversity of experience, education, skills, and independence. The Nominating and Governance Committee routinely considers the composition of the Board and whether changes should be made or additional directors should be added.

The Nominating and Governance Committee supervises the nomination process for directors. In selecting nominees, the Nominating and Governance Committee considers, as applicable, independence, judgment, skills, diversity, character, community involvement, financial expertise, business experience, experience with similarly-sized companies and with publicly-traded companies, experience and skills relative to other Board members, ability to meet long-term interests of the Company and its shareholders, and any additional criteria deemed appropriate by the Nominating and Governance Committee. In the event of a vacancy, including upon an increase in the number of directors, the Nominating and Governance Committee will identify, interview, examine, and make recommendations to the Board regarding appropriate candidates to fill such vacancy. When identifying potential director nominees, the Nominating and Governance Committee considers diversity among the various factors relevant to any particular nominee and the overall needs of the Board.

The Nominating and Governance Committee identifies potential candidates for the Board principally through suggestions from directors and senior management and will also consider recommendations from shareholders. The Nominating and Governance Committee may also seek candidates through informal discussions with other third parties.

Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm.

Generally, the Nominating and Governance Committee will identify potential candidates who at a minimum:

•Demonstrate strong character and integrity;
•Have sufficient time to carry out their duties;
•Have relevant experience in areas of expertise helpful to the Company; and
•Have the ability to meet the expectations of a director of the Company as set forth in the Guidelines.

In addition, candidates expected to serve on the various Board committees must meet applicable independence and financial literacy qualifications required by Nasdaq, the SEC, and other applicable laws and regulations. The evaluation process of potential candidates also includes personal interviews and discussions with appropriate references along with input from management. Once the Nominating and Governance Committee has selected a candidate, it recommends the candidate to the full Board for appointment if a vacancy occurs or is created by an increase in the size of the Board during the course of the year, or for nomination if the director is to be first elected by the Company’s shareholders. All of the Company’s directors serve for one-year terms and must stand for re-election annually.

All director candidates recommended by shareholders are evaluated using the same criteria as individuals nominated by the Board, the Nominating and Governance Committee, management, and other sources. Shareholder recommendations for Board candidates should be directed in writing to the Company at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215, Attention: Secretary, and include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, evidence of the recommending person’s ownership of the Company’s common shares, and any other information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such prospective nominee as a director.

Certain Relationships and Related Person Transactions

The Board recognizes that related person transactions present a heightened risk of conflicts of interest. There has been no such transaction since the beginning of fiscal 2024, and there is no currently proposed transaction, in which the Company was or is to be a participant that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company has no formal, written policies or procedures for the review, approval, or ratification of any transaction required to be reported under Item 404(a) of Regulation S-K, because, in the last 10 years, the Company has only been a party to one transaction that was required to be considered under Item 404(a). The Audit Committee will review any potential related person transactions as they arise and are reported to the Board or the Audit Committee, regardless of whether the transactions are reportable pursuant to Item 404(a) of Regulation S-K. For any related person transaction to be consummated or to continue, the Audit Committee must approve or ratify the transaction.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2024 were Mr. Cooley, Mr. Fowler (from his appointment on July 29, 2024), Mr. Laird, Ms. Meyer, Ms. St. Pierre, and Mr. Thomas. No director who served on the Compensation Committee during 2024 currently is, or during 2024 was, an officer or employee of the Company. Mr. Laird served as the Company’s CFO until his retirement in 2014. No member of the Compensation Committee has, or during 2024 had, any relationship requiring disclosure by the Company under Item 404(a) of Regulation S-K. During 2024, none of the Company’s executive officers served as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of the Company’s Board or Compensation Committee.

Executive Officers

Ms. Brilliant, Mr. Line, and Ms. Quinif are the Company’s executive officers. Ms. Brilliant’s business experience and qualifications are described above under the heading “Proposal 1 - Election of Directors, The Nominees”, and Mr. Line’s and Ms. Quinif’s business experience and qualifications are described below. Each executive officer devotes their full time and effort to the affairs of the Company.

Thomas E. Line, age 57, has served as the CFO and Treasurer of the Company since 2015 and is currently the President of the Diamond Hill Funds. Previously, Mr. Line served as an Independent Trustee and Chair for the Diamond Hill Funds from 2005 to 2014. From 2012 to 2014, Mr. Line was Chief Operating Officer for Lancaster Pollard & Company (a commercial real estate mortgage and investment banking firm). Mr. Line was Managing Director and Chief Financial Officer for Red Capital Group (a financial services company) from 2005 to 2012 and was Vice President and Treasurer from 2004 to 2005. From 1989 to 2004, Mr. Line held various positions in the financial services industry, including seven years in various roles at KPMG (an audit, tax, and advisory services provider). Mr. Line has over 30 years of experience in the investment management industry.

Mr. Line has a Bachelor of Science in Accounting from Wake Forest University and is a Certified Public Accountant (inactive).

Jo Ann Quinif, age 49, has served as President of DHCM since 2023 and as Chief Client Officer of DHCM since 2020. Previously, Ms. Quinif served as a Managing Director at DHCM from 2017 to 2020. From 2008 to 2017, she was Vice President, Director of Sales and Marketing with Weitz Investment Management, Inc. (an asset manager). Prior to that role, Ms. Quinif was with Ariel Capital Management (an asset manager), where she served as Vice President – Strategic Account Management from 2005 to 2008, and as Director of Advisory Services from 2003 to 2005. Earlier in her career, she served as Director of Marketing at CinFin Capital Management, an asset management subsidiary of Cincinnati Financial Corporation (an insurance company), from 2002 to 2003, as a financial analyst at Kendle International (a global clinical research organization) from 2001 to 2002, and as a commercial insurance underwriter at Cincinnati Financial Corporation.

Ms. Quinif has a Bachelor of Science in Business Administration degree from The Ohio State University and an MBA from Xavier University.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the Form 10-K.

Submitted by the Compensation Committee of the Board of Directors:

Richard S. Cooley
Gordon B. Fowler
James F. Laird
Paula R. Meyer
Nicole R. St. Pierre, Chair
L’Quentus Thomas

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis, the Company:

•Describes its compensation program objectives and how compensation for its NEOs is determined; and
•Explains the tables and disclosures that follow.

This Compensation Discussion and Analysis presents compensation information for the following individuals, each of whom is an NEO:

•Ms. Brilliant, the CEO and President of the Company and the CEO of DHCM;
•Mr. Line, the CFO and Treasurer of the Company; and
•Ms. Quinif, the President (“DHCM President”) and Chief Client Officer of DHCM.

Background

In the investment management industry, human capital is the most important resource. Attracting and retaining talent is a sustainable competitive advantage that allows the Company to deliver on its purpose and vision. The Company has been able to attract and retain high-quality employees due to:

•Its client-centric culture, which is emphasized through its alignment of interests. This alignment ensures that the Company only succeeds when its clients succeed, and is achieved through:
◦Significant employee ownership in all of the Company’s investment strategies;
◦Incentives that align with long-term investment results; and
◦Capacity discipline that protects the Company’s ability to add value;
•Its shared investment principles focused on long-term, fundamental investing;
•Its shared values of curiosity, ownership, trust, and respect which guide employees’ behaviors and support an inclusive workplace culture; and
•The nationally competitive compensation and benefits that the Company offers to its employees.

Competitive compensation and benefits are fundamental to sustain a business dependent on talented employees. Achieving profitability while retaining high-quality talent requires balancing the economics between the Company’s operating profit margin and compensating employees for their contributions.

At the 2024 Annual Meeting of Shareholders, the Company’s shareholders voted upon, and by 96% of the votes cast on the matter, approved an advisory resolution to approve the 2023 compensation of the NEOs. The Compensation Committee believes that the results of the advisory vote on executive compensation support the Company’s compensation practices and the Compensation Committee’s overall judgment related to those executive compensation practices.

Compensation Program Objectives

Since the Company’s founding, aligning its interests directly with the clients it serves has been imperative. Inherent in this alignment is a passion for excellence, and the Company is focused on exceeding client expectations. To achieve this vision, it is important that the Company’s compensation philosophy attracts, retains, and motivates employees who embody its values, act like owners, and advocate for client outcomes.

The Company maintains a long-term approach to managing its business and aims to invest in its employees throughout their careers. It believes employees should be paid competitively and fairly for their contributions and have confidence that the Company is investing in them for the long term.

The Company’s employees receive a base salary and benefits and participate in an annual performance incentive program. The Company is committed to ensuring that its shareholders’ and employees’ interests align by giving each employee a new hire, cliff vest equity grant to inspire an ownership mentality from their first day of employment. These new hire grants cliff vest after five years to promote long-term employee ownership and employee retention. Employees have further opportunities to grow their ownership stake through the Company’s Employee Stock Purchase Plan and, for certain roles, they are eligible to receive additional shares of restricted stock through the Company’s long-term equity incentive (“LTI”) program.

Performance-Focused Incentives

The Company’s primary business objective is to meet its fiduciary duty to clients. Specifically, its focus is on long-term, five-year investment returns, with goals defined as rolling five-year periods in which client returns are sufficiently above relevant passive benchmarks, rank above the peer group median for similar investment strategies, and exceed a sufficient absolute return for the risk associated with the asset class. The Compensation Committee believes that if the Company meets its primary business objective, it will ultimately drive long-term value for the Company’s shareholders.

To align NEO incentives with Company performance, the Compensation Committee desires to have the majority of total compensation paid to the NEOs at risk and in the form of cash and/or equity incentive compensation. Incentive compensation awarded to the NEOs is generally provided in the form of annual incentive awards (“Incentive Awards”) and restricted stock awards under its LTI program (“LTI Awards”), each of which is described in the “Elements of Compensation” section below.

Compensation Setting Process

Role of the Compensation Committee. Pursuant to its charter, the Compensation Committee is required to fulfill certain duties and responsibilities including, but not limited to:

•Conducting an annual performance review of the CEO, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light thereof, and considering other factors related to the performance of the Company in determining the CEO’s compensation;
•Reviewing the CEO’s recommendations and approving the salary, bonus, ownership incentives, and other significant benefits and arrangements provided for other NEOs;
•Reviewing and recommending to the Board the compensation for directors, including committee and committee chair fees and other compensation as appropriate;
•Reviewing management’s recommendations and making recommendations to the Board with respect to the competitiveness of incentive-based compensation and equity-based compensation plans and programs that are subject to Board approval, and that may be applicable to all or any portion of the employees of the Company and/or its subsidiaries;
•Evaluating whether the Company’s compensation and benefits policies, plans, and practices are reasonably designed in coordination with the Company’s risk oversight policies so as not to create incentives for unnecessary or excessive risk taking; and
•Overseeing management’s engagement and communications with shareholders and proxy advisory firms on executive compensation matters, including with respect to shareholder votes on executive compensation.

Role of Management. The CEO evaluates the other NEOs as part of the annual review process and makes recommendations to the Compensation Committee regarding all elements of their respective compensation. The CEO may propose changes to the compensation of other NEOs based on their performance, benchmarking data from McLagan Data & Analytics (an Aon plc solution (“McLagan”)) or other sources to evaluate the compensation for similar roles with comparable responsibilities in competing or similar organizations, and the Company’s business results. At the Compensation Committee’s request, management attends Compensation Committee meetings to provide general employee compensation and other information to the Compensation Committee, including information regarding the design, implementation, and administration of the Company’s compensation plans. The Compensation Committee also meets in executive sessions without the presence of any executive officer whose compensation the Compensation Committee is scheduled to discuss.

Use of Compensation Consultants and Surveys in Determining Executive Compensation. The Compensation Committee’s charter gives it the authority to retain independent compensation consultants to assist in evaluating policies and practices regarding executive compensation and provide objective advice regarding the competitive landscape. The Compensation Committee periodically obtains asset management industry pay analysis prepared by McLagan and/or other compensation specialists focusing on the asset management industry. This analysis provides the Compensation Committee with a general overview of compensation trends in the asset management industry. The Compensation Committee does not define a specific peer group, but instead takes a broad view of the analysis across the industry, including the types and amounts of compensation paid generally by the companies surveyed. The Compensation Committee does not set any compensation elements or levels based on targeting a certain percentile from the survey. The Compensation Committee sets compensation that it believes to be both competitive and based on the executive’s value to the Company. This analysis is just one of many factors that the Compensation Committee considers when determining executive compensation. Management and the Compensation Committee believe this broad view of the analysis is appropriate because the Company competes for executive talent with both public and private asset management firms, regardless of their size, location, or scope of operations.

Elements of Compensation

The following table sets forth the total compensation for the NEOs for each of the past three years (except that Ms. Quinif has served as an NEO only since 2023), as determined by the Compensation Committee. The Compensation Committee believes it is important to align the interests of the NEOs with those of shareholders, appropriately balance short and long-term incentives, and appropriately balance the mix of cash and equity-based compensation.

Name and Principal Position	Year	Compensation Committee Action Date (1)	Base Salary	Incentive Award	LTI Award	Total Incentive Compensation	Total Base Salary and Incentive Compensation
Heather E. Brilliant	2024	January 2025	$400,000	$1,550,000	$1,250,000	$2,800,000	$3,200,000
Chief Executive Officer	2023	January 2024	$400,000	$1,500,000	$1,000,000	$2,500,000	$2,900,000
and President	2022	January 2023	$400,000	$1,900,000	$750,000	$2,650,000	$3,050,000

Thomas E. Line	2024	January 2025	$300,000	$552,000	$300,000	$852,000	$1,152,000
Chief Financial Officer	2023	January 2024	$250,000	$495,000	$300,000	$795,000	$1,045,000
and Treasurer	2022	January 2023	$250,000	$625,000	$250,000	$875,000	$1,125,000

Jo Ann Quinif(2)	2024	January 2025	$300,000	$1,250,000	$1,000,000	$2,250,000	$2,550,000
DHCM President and	2023	January 2024	$300,000	$1,000,000	$900,000	$1,900,000	$2,200,000
Chief Client Officer
_______________
(1)    The Compensation Committee Action Date references the date on which the Compensation Committee approved the relevant cash bonus and stock award grants for each NEO. With respect to each NEO’s base salary, the Compensation Committee approves such salary amount in January of the year to which the salary relates (e.g., the Compensation Committee approved NEO salaries for 2024 in January 2024).
(2)    Ms. Quinif did not serve as a NEO until 2023.

Base Salary. Base salaries for the NEOs are designed to compensate knowledge and experience and are intended to provide a fixed level of cash compensation that is appropriate given the executive’s role in the organization. Generally, base salaries are determined by the Compensation Committee based on: (i) the NEO’s scope of responsibility and complexity of position;

(ii) the NEO’s performance history; (iii) the NEO’s tenure of service; (iv) internal equity within the Company’s salary structure; and (v) relative salaries of persons holding similar positions at other companies within the investment management industry. Based on these criteria, for 2024, the Compensation Committee set Ms. Brilliant’s base salary at $400,000, Mr. Line’s base salary at $300,000, and Ms. Quinif’s base salary at $300,000.

Incentive Awards. Incentive Awards are awarded annually to NEOs based on individual and Company performance during the prior year. Incentive Awards are generally paid in cash but may be awarded in the form of shares or a combination of cash and shares. When determining Incentive Awards, the Compensation Committee evaluates NEO and Company performance on many factors, including but not limited to the following:

•Long-term investment performance delivered for the Company’s clients;
•Company financial performance including adjusted net operating income, adjusted operating margin, and adjusted diluted earnings per share; and
•In the case of the CEO, the CEO’s performance including:
◦Achievement of individual goals reviewed with the Compensation Committee at the beginning of each year;
◦Overall leadership and people management;
◦Continued focus on Company culture; and
◦Progress toward the long-term strategic goals of the Company.

The Compensation Committee believes that it is important to consider progress toward the achievement of long-term goals in addition to short-term financial metrics that are subject to market conditions or other factors outside the Company’s control.

Under her employment agreement, Ms. Brilliant is entitled to receive an annual Incentive Award with a target fair market value equal to $1,750,000, and subject to a minimum Incentive Award of at least $600,000. The Incentive Award may be paid in cash, vested Company common shares, or a combination of cash and vested shares as determined at the discretion of the Compensation Committee, in which case, at least 40% of the combined Incentive Award must be paid in cash.

As part of Ms. Brilliant’s 2024 compensation, the Compensation Committee awarded to her a discretionary cash Incentive Award of $1,550,000, to compensate her for her performance and overall contributions to the Company during 2024. The Compensation Committee believes that having discretion on the amount and composition of the Incentive Award (subject to the minimum) provided the Compensation Committee with the flexibility to consider all aspects of Ms. Brilliant’s performance and her contributions to the Company.

As part of Mr. Line’s 2024 compensation, the Compensation Committee awarded him a discretionary cash Incentive Award of $552,000 to compensate him for his performance and overall contributions to the Company during 2024. In determining the amount of Mr. Line’s 2024 Incentive Award, the Compensation Committee considered the Company’s overall operating results for 2024, relevant compensation benchmarking data, contributions by Mr. Line that were not reflected in the Company’s operating results, and the compensation structure for Company employees.

As part of Ms. Quinif’s 2024 compensation, the Compensation Committee awarded her a discretionary cash Incentive Award of $1,250,000 to compensate her for her performance and overall contributions to the Company during 2024. In determining the amount of Ms. Quinif’s 2024 Incentive Award, the Compensation Committee considered the Company’s overall operating results for 2024, relevant compensation benchmarking data, contributions by Ms. Quinif that were not reflected in the Company’s operating results, and the compensation structure for Company employees.

LTI Awards. LTI Awards are comprised of restricted stock. Each LTI Award is made in the calendar year following the calendar year to which it relates and is subject to a three-year vesting schedule with one-third of the award vesting each year. This program makes up part of the total compensation for certain roles, including the NEOs.

The Compensation Committee believes that granting LTI Awards of restricted stock under the Company’s LTI program strongly aligns the NEOs’ long-term interests with the interests of the Company and its shareholders, as this program is designed to encourage long-term thinking for the NEOs and other employees who have a significant impact on client outcomes and future Company business results. In determining the amount and composition of each NEO’s LTI Award, the Compensation Committee considers the NEO’s contributions to and anticipated future impact on the Company, the total compensation of the NEO, relevant compensation benchmarking data related to the mix of cash and stock compensation, and the compensation structure of the Company’s employees.

Consistent with the past practice of the Compensation Committee, in February 2025, the Compensation Committee evaluated the 2024 performance of the Company and each NEO and granted LTI Awards to each NEO that vest one-third per year on each April 1 from 2026 through 2028. The grant date fair value of the LTI Awards was $1,250,000 for Ms. Brilliant, $300,000 for Mr. Line, and $1,000,000 for Ms. Quinif. Ms. Brilliant’s employment contract stipulates that she is eligible for an annual LTI Award with a target fair market value equal to $1,200,000 subject to the sole discretion of the Board. The LTI Awards granted in 2025 (for performance in 2024) were not based on any pre-established performance goals.

Pursuant to the SEC’s rules for disclosing the LTI Awards in the Summary Compensation Table (“SCT”) that follows this Compensation Discussion and Analysis, the Company is required to report the LTI Awards in the year in which they are granted. Accordingly, the LTI Awards for 2024 NEO performance (granted in February 2025) are not included in the SCT. In addition, the LTI Awards for 2023 NEO performance (granted in February 2024) and for 2022 NEO performance (granted in February 2023) are included in the SCT in the “Stock Awards” column with respect to each of Ms. Brilliant’s, Mr. Line’s, and Ms. Quinif’s respective 2024 and 2023 compensation.

Retirement Plan Benefits. The Company provides retirement benefits to its NEOs through the 401(k) Plan. Each NEO is entitled to participate in the 401(k) Plan on the same terms and conditions as all other employees. The 401(k) Plan does not involve any guaranteed minimum or above-market returns, as plan returns depend on actual investment results.

Deferred Compensation Plan. Each NEO is eligible to participate in the Diamond Hill Variable Term Deferred Compensation Plan (“Variable Term Plan”). The terms and conditions of the Variable Term Plan are described in more detail under the heading “Pension Plans and Non-Qualified Deferred Compensation” below.

Other Benefits and Perquisites. The Company does not provide supplemental retirement plan benefits to its NEOs. As a general rule, it does not provide any perquisites or other personal benefits to its NEOs that are not offered on an equal basis to all other employees. The Company’s NEOs are entitled to participate in benefit programs that provide them with the same medical, dental, and short-term and long-term disability insurance coverage that are available to all employees.

Post-Employment Payments. Ms. Brilliant has an employment agreement, which provides for payments upon termination of employment. More information on Ms. Brilliant’s employment agreement and termination payments thereunder is set forth under the heading “Employment Agreements and Change in Control Benefits”.

Risks Related to Compensation Policies and Practices

As part of its oversight of the Company’s compensation programs, the Compensation Committee considers how the Company’s current compensation programs, including the incentives created by compensation awards, affect the Company’s risk profile. In addition, the Compensation Committee reviews the Company’s compensation policies, and particularly the incentives that they create, to determine whether they encourage an appropriate level of risk-taking and do not present a significant risk to the Company. The Compensation Committee also considers risk mitigating factors, including but not limited to, the following:

•The Company’s current compensation programs consider an appropriate ratio of base salary (fixed) to incentive compensation (variable);
•The portfolio managers have meaningful ownership in the strategies they manage;
•The Company pays a portion of incentive compensation in the form of long-term equity-based awards;
•The Compensation Committee has discretionary authority to adjust annual Incentive Awards for NEOs, subject to stated terms and conditions;
•The Company has internal controls over financial reporting and other financial, operational and compliance policies and practices; and
•The Company ensures that base salaries are consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

Based on this review, the Compensation Committee has concluded that the Company’s compensation policies and practices for its employees are reasonably designed to not have a material adverse effect on the Company.

Compensation Recoupment and Restitution Policies

Upon the recommendation of the Compensation Committee, the Board maintains a Compensation Recoupment and Restitution Policy that applies to all incentive compensation received by all employees, including the NEOs. Under this policy, the Company may recover all or a portion of incentive compensation previously paid or granted (or pay out additional incentive compensation) related to awards made after the adoption of the policy, in three general situations:

•If there was an erroneous miscalculation of the previously determined incentive pool such that one or more employee’s incentive compensation awards is too large (or too small), then any overpayment made (or underpayment resulting, as applicable) to any employee may, in the sole discretion of the Compensation Committee and the Board, be required to be returned to the Company, or, in the case of any underpayment, an additional payment may be made to any affected employee;
•If an employee engages in fraud or misconduct that contributes to the need for a financial restatement, or violates any law or regulation or any policy or procedure of the Company, then in the Board’s sole discretion, the Company may recover, and the employee will forfeit and/or repay, all or a portion of the employee’s incentive compensation awards for the relevant period; and
•If the Company’s previously issued financial statements are restated as a result of error, omission, fraud or non-compliance with financial reporting requirements, then the Compensation Committee and the Board may, in their sole discretion, determine whether to recover all or a portion of an employee’s (or former employee’s) incentive award, or otherwise adjust an incentive award made to, one or more employees (or former employees).

In addition, as required by Nasdaq Listing Rule 5608, the Board maintains an Executive Officer Compensation Recoupment and Restitution Policy that applies to all incentive-based compensation granted to or received by the Company’s current and former executive officers, including the NEOs. This policy is administered by the Compensation Committee. Pursuant to this policy, “incentive-based compensation” is any compensation granted, earned, or vested based wholly or in part upon the attainment of any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure. Under this policy, if there is an accounting restatement of the Company’s financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws such that the incentive-based compensation granted to or received by current or former executive officers for the previously completed three fiscal years was too large, then the Compensation Committee will promptly determine the amount of any excess compensation paid and recover such excess amount. Consistent with Nasdaq Listing Rule 5608, this policy provides that this recovery obligation will not apply under certain limited circumstances, including if the direct expense that would be paid to a third party to assist in the recovery would exceed the amount to be recovered.

These two policies are intended to provide enhanced safeguards against certain types of employee misconduct and provide enhanced protection to, and alignment with, shareholders. These policies are in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act of 2002, as amended, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended (the “Dodd-Frank Act”).

Stock Option Grant Timing Policy

The Company has not granted stock options in more than 10 years. Accordingly, the Company has not adopted policies and practices on the timing of awards of stock options in relation to the disclosure of material nonpublic information of the Company, as contemplated by Item 402(x) of Regulation S-K.

Executive Officer Stock Ownership and Retention Guidelines

Through the Guidelines, the Board has adopted stock ownership and retention guidelines for the Company’s NEOs to further align their interests with those of shareholders. Under the Guidelines, each NEO is expected to reach a specified target ownership level within three years after assuming their position. For purposes of calculating the value of Company shares held, vested and unvested restricted stock and restricted stock units are counted, but unexercised stock options do not count. Shares held are measured at the greater of cost or market value.

The below table provides the target ownership level reflected in the Guidelines and actual shares owned by each NEO as of December 31, 2024. Each NEO currently holds shares well in excess of the amounts required under the Guidelines.

Name	Title	Target Ownership Level	Target Number of Shares (1)	Number of Shares Owned (2)	Ownership Guideline Met
Heather E. Brilliant	CEO and President	5x Salary	12,895	35,945	Yes
Thomas E. Line	Chief Financial Officer	3x Salary	5,803	14,145	Yes
Jo Ann Quinif	DHCM President and Chief Client Officer	5x Salary	9,671	21,708	Yes
_______________
(1)    This target is based on a per share price of $155.10, which was the closing price of the Company’s common shares on December 31, 2024, and the respective base salaries of the NEOs as of that date.
(2)    This number includes any unvested restricted stock and any shares held in the 401(k) Plan.

Summary Compensation Table

The following table sets forth the total compensation paid to, or earned by, the Company’s NEOs for services rendered in the years indicated. Additional information on the elements of compensation included in the table below is available under the heading “Compensation Discussion and Analysis” in this Proxy Statement.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)		All Other Compensation(11)	Total
Heather E. Brilliant	2024	$400,000	$1,550,000	$1,000,000	(3)	$54,885	$3,004,885
Chief Executive Officer	2023	$400,000	$1,500,000	$750,000	(4)	$52,743	$2,702,743
and President	2022	$400,000	$1,900,000	$1,650,000	(5)	$49,171	$3,999,171

Thomas E. Line	2024	$300,000	$552,000	$300,000	(6)	$50,600	$1,202,600
Chief Financial Officer	2023	$250,000	$495,000	$250,000	(7)	$43,100	$1,038,100
and Treasurer	2022	$250,000	$625,000	$350,000	(8)	$43,100	$1,268,100

Jo Ann Quinif(12)	2024	$300,000	$1,250,000	$900,000	(9)	$50,600	$2,500,600
DHCM President and	2023	$300,000	$1,000,000	$600,000	(10)	$51,300	$1,951,300
Chief Client Officer
___________________________________
(1)    The amounts reported represent discretionary cash Incentive Awards for the year in which each amount is reported. These discretionary cash Incentive Awards were paid in the first quarter of the year following the year for which they were awarded and were not based upon any pre-established performance goals.
(2) The amounts reported represent discretionary restricted stock LTI Awards and, for Ms. Brilliant in 2022, a discretionary stock bonus award discussed in footnote 5 below. The LTI Awards granted to NEOs are not based on any pre-established performance goals. The restricted stock is calculated in accordance with ASC 718. With respect to LTI Awards, these amounts do not represent the actual amounts that will be realized by the NEOs with respect to such awards upon vesting, if at all. The grant date fair value of the restricted stock was determined by multiplying the closing price of the Company’s common shares on the date of grant by the number of shares granted. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited consolidated financial statements in the Form 10-K.
(3)    The amount reported includes an LTI Award granted to Ms. Brilliant in February 2024, as part of her long-term incentive compensation for 2023, with a grant date fair value of $1,000,000 (6,516 shares). As long as Ms. Brilliant remains employed by the Company, the LTI Award will vest ratably on an annual basis over a three-year period beginning April

1, 2025. The compensation awarded to Ms. Brilliant for 2024 includes an LTI Award granted in February 2025, with a grant date fair value of $1,250,000, which comprises the entirety of her equity awards for 2024 and, pursuant to SEC disclosure rules, will be reported as a stock award in 2025 in the Company’s next annual proxy statement.
(4)    The amount reported includes an LTI Award granted to Ms. Brilliant in February 2023, as part of her long-term incentive compensation for 2022, with a grant date fair value of $750,000 (3,918 shares). As long as Ms. Brilliant remains employed by the Company, the LTI Award will vest ratably on an annual basis over a three-year period beginning April 1, 2024.
(5)    The amount reported includes a discretionary stock bonus award granted to Ms. Brilliant in February 2022, as part of her Incentive Award for 2021, with a grant date fair value of $900,000 (2,743 shares, net of tax withholding), which immediately vested upon grant. The amount reported also includes an LTI Award granted to Ms. Brilliant in February 2022, as part of her long-term incentive compensation for 2021, with a grant date fair value of $750,000 (4,244 shares). As long as Ms. Brilliant remains employed by the Company, the LTI Award will vest ratably on an annual basis over a three-year period beginning April 1, 2023.
(6)    The amount reported represents an LTI Award granted to Mr. Line in February 2024 as part of his long-term incentive compensation for 2023, with a grant date fair value of $300,000 (1,955 shares). As long as Mr. Line remains employed by the Company, the LTI Award will vest ratably on an annual basis over a three-year period beginning April 1, 2025. The compensation awarded to Mr. Line for 2024 includes an LTI Award granted in February 2025, with a grant date fair value of $300,000, which comprises the entirety of his equity awards for 2024, and, pursuant to SEC disclosure rules, will be reported as a stock award in 2025 in the Company’s next annual proxy statement.
(7)    The amount reported represents an LTI Award granted to Mr. Line in February 2023 as part of his long-term incentive compensation for 2022, with a grant date fair value of $250,000 (1,306 shares). As long as Mr. Line remains employed by the Company, the LTI Award will vest ratably on an annual basis over a three-year period beginning April 1, 2024.
(8)    The amount reported represents an LTI Award granted to Mr. Line in February 2022 as part of his long-term incentive compensation for 2021, with a grant date fair value of $350,000 (1,981 shares). As long as Mr. Line remains employed by the Company, the LTI Award will vest ratably on an annual basis over a three-year period beginning April 1, 2023.
(9)    The amount reported represents an LTI Award granted to Ms. Quinif in February 2024 as part of her long-term incentive compensation for 2023, with a grant date fair value of $900,000 (5,864 shares). As long as Ms. Quinif remains employed by the Company, the LTI Award stock will vest ratably on an annual basis over a three-year period beginning April 1, 2025. The compensation awarded to Ms. Quinif for 2024 includes an LTI Award granted in February 2025, with a grant date fair value of $1,000,000, which comprises the entirety of her equity awards for 2024 and, pursuant to SEC disclosure rules, will be reported as a stock award in 2025 in the Company’s next annual proxy statement.
(10)    The amount reported represents an LTI Award granted to Ms. Quinif in February 2023 as part of her long-term incentive compensation for 2022, with a grant date fair value of $600,000 (3,134 shares). As long as Ms. Quinif remains employed by the Company, the LTI Award stock will vest ratably on an annual basis over a three-year period beginning April 1, 2024.
(11)    The following items are included in the “All Other Compensation” column in 2024:

Name	Year	Contributions to 401(k) Plan(i)	Contributions to Health Savings Account(i)	Total
Heather E. Brilliant	2024	$49,285	$5,600	$54,885
Thomas E. Line	2024	$45,000	$5,600	$50,600
Jo Ann Quinif	2024	$45,000	$5,600	$50,600
(i)    Company contributions to the 401(k) Plan and employee health savings accounts are offered to all employees of the Company.
(12) Ms. Quinif did not serve as a NEO until 2023.

Grants of Plan-Based Awards for 2024

The following table sets forth information regarding the awards granted to each NEO during 2024 under the Diamond Hill Investment Group, Inc. 2022 Equity and Cash Incentive Plan (the “2022 Plan”).

Name	Grant Date	Compensation Committee Action Date(1)	All Other Stock Awards: Number of Shares of Stock(2)	Grant Date Fair Value of Stock Award
Heather E. Brilliant	02/16/2024	01/31/2024	6,516	$1,000,000
Thomas E. Line	02/16/2024	01/31/2024	1,955	$300,000
Jo Ann Quinif	02/16/2024	01/31/2024	5,864	$900,000
____________________
(1)    The Compensation Committee Action Date represents the date on which the Compensation Committee authorized the award.
(2)     The Compensation Committee granted restricted stock LTI Awards to each of Ms. Brilliant, Mr. Line, and Ms. Quinif pursuant to the 2022 Plan. These LTI Awards are intended to represent a portion of their total compensation. The shares of restricted stock granted on February 16, 2024 were unvested and will vest over a three-year period beginning on April 1, 2025, provided that the applicable NEO remains employed by the Company through the applicable vesting dates.

Outstanding Equity Awards at December 31, 2024

The following table summarizes all outstanding equity awards held by the NEOs as of December 31, 2024.

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares That have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(2)
Heather E. Brilliant	10,503	$1,629,015
Thomas E. Line	3,471	$538,352
Jo Ann Quinif	9,612	$1,490,821
_______________
(1)    These shares represent grants of restricted stock to each of Ms. Brilliant, Mr. Line, and Ms. Quinif pursuant to the 2022 Plan and the Diamond Hill Investment Group, Inc. 2014 Equity and Cash Incentive Plan (the “2014 Plan”). Subject to their continued employment with the Company, for: (a) Ms. Brilliant’s restricted stock granted under the LTI program: (i) in 2022, will vest on April 1, 2025 (1,401 shares); (ii) in 2023, will vest on April 1, 2025 (1,293 shares) and April 1, 2026 (1,293 shares); and (iii) in 2024, will vest on April 1, 2025 (2,215 shares), April 1, 2026 (2,151 shares), and April 1, 2027 (2,150 shares); (b) Mr. Line’s restricted stock granted under the LTI program: (i) in 2022, will vest on April 1, 2025 (654 shares); (ii) in 2023, will vest on April 1, 2025 (431 shares) and April 1, 2026 (431 shares); and (iii) in 2024, will vest on April 1, 2025 (651 shares), April 1, 2026 (652 shares), and April 1, 2027 (652 shares); (c) Ms. Quinif’s restricted stock granted under the LTI program: (i) in 2022, will vest on April 1, 2025 (1,680 shares); (ii) in 2023, will vest on April 1, 2025 (1,034 shares) and April 1, 2026 (1,034 shares); and (iii) in 2024, will vest on April 1, 2025 (1,994 shares), April 1, 2026 (1,935 shares), and April 1, 2027 (1,935 shares).
(2)    The amount in this column represents the value of the awards shown, calculated as the product of the number of shares of restricted stock underlying the award multiplied by $155.10, the closing market price of the Company’s common shares as of December 31, 2024.

Option Exercises and Stock Vested in 2024

No options have been granted to any NEO. The following table sets forth information with respect to the stock awards held by the NEOs that vested in 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Heather E. Brilliant	25,086	$4,029,098
Thomas E. Line	9,626	$1,575,400
Jo Ann Quinif	3,594	$554,087

Pension Benefits and Non-Qualified Deferred Compensation

The Company does not maintain any pension plans for NEOs or other employees. In 2024, the Company offered to its NEOs the opportunity to participate in the Variable Term Plan.

Deferrals of Incentive Compensation.

Pursuant to the Variable Term Plan, eligible participants may elect to defer up to 50% of the vested stock portion of their annual incentive compensation and up to 100% of the cash portion of their annual incentive compensation for a plan year (the calendar year). Generally, the participant must submit a deferral election by December 31 of the year before the services are to be performed. After the applicable deadline, a deferral election is irrevocable for that plan year, except under circumstances set forth in the Variable Term Plan.

Ms. Brilliant was the only NEO that contributed to the Variable Term Plan in 2024. The following table provides information regarding Ms. Brilliant’s contributions to the Variable Term Plan during the fiscal year ending December 31, 2024.

Name	Executive Contributions in 2024	Company Contributions in 2024	Aggregate Earnings in 2024(1)	Aggregate Withdrawals / Distributions in 2024	Aggregate Balance at 12/31/2024(2)
Heather E. Brilliant	$750,000	$—	$151,207	$—	$1,923,290
_______________
(1)    The amounts in this column are not reported as compensation for the fiscal year ending December 31, 2024 in the SCT, since they do not reflect above-market or preferential earnings.
(2)    These amounts represent the aggregate balances in Ms. Brilliant’s account as of December 31, 2024.

Potential Payments upon Termination or Change-in-Control

Overview

The Company entered into: (i) an employment agreement with Ms. Brilliant on October 26, 2021 (the “2021 Agreement”), (ii) an amendment to the employment agreement on March 31, 2023, and (iii) an amendment to the employment agreement on November 14, 2023 (as amended, collectively, the “Agreement”). A description of the Agreement is set forth below. The Company is not a party to an employment agreement with any other employee, including Mr. Line or Ms. Quinif, and is not obligated to provide severance benefits or change in control benefits (aside from accelerated vesting of restricted stock upon a change in control) to any employee other than Ms. Brilliant. In the sections below, the Company describes the material terms of the Agreement with Ms. Brilliant, and sets forth the payments that would have been received by Ms. Brilliant (or her beneficiaries, as applicable) upon a change in control of the Company on December 31, 2024 or in the event her employment with the Company terminated on December 31, 2024 under various hypothetical scenarios.

Employment Agreement with CEO

The Company entered into the 2021 Agreement to align Ms. Brilliant’s compensation more closely with the Company’s employee compensation program changes that were approved in 2020. The Company amended the 2021 Agreement with Ms. Brilliant on March 31, 2023 to reflect that Ms. Brilliant would no longer serve as President of DHCM, and amended it on November 14, 2023 to comply with the requirements of Nasdaq Listing Rule 5608 and to reflect the Company’s Executive Officer Compensation Recoupment and Restitution Policy. The Agreement will expire on December 31, 2026, but will automatically renew for one-year periods unless the Company or Ms. Brilliant provides not less than 120 days advance notice that it will not be renewed. The Agreement superseded and replaced the employment agreement entered into between the Company and Ms. Brilliant dated July 5, 2019 (the “Initial Agreement”).

The Agreement provides for an annual base salary of $400,000, which may be increased (but not reduced) by the Board annually. Ms. Brilliant also receives reimbursement for certain travel and other expenses, insurance, and fringe benefits at the levels available to all of the Company’s employees. As long as she remains employed with the Company, Ms. Brilliant will be eligible to receive: (i) an annual Incentive Award, with a target fair market value equal to $1,750,000, and a minimum of at least $600,000; and (ii) an annual LTI Award with a target fair market value equal to $600,000 for each calendar year prior to the full vesting of the initial five-year cliff-vested award of restricted stock on October 1, 2024 that was granted to Ms. Brilliant under the Initial Agreement (“Initial Equity Award”) and a target annual LTI Award of $1,200,000 thereafter. The Board retains flexibility to pay meaningfully more or less than these target amounts.

The Incentive Awards and LTI Awards will be determined based upon Ms. Brilliant’s satisfaction of certain performance criteria established by the Board and eligibility requirements under the Company’s equity and cash incentive plan in effect at that time. The Incentive Awards will also be subject to the Company’s performance during the relevant calendar year. Any such Incentive Award may be paid in cash, Company shares, or a combination thereof, except that at least 40% of any Incentive Award must be paid in cash. The Agreement also contains customary non-competition, non-solicitation, confidentiality, and non-disparagement covenants that apply during the term of the Agreement and for one year following termination of Ms. Brilliant’s employment with the Company.

Termination without Cause

If the Company terminates Ms. Brilliant’s employment without “Cause” (as defined in the Agreement), she would be entitled to the following payments, which are quantified to reflect the amounts she would have received had her employment been terminated on December 31, 2024:

1.Her accrued but unpaid base salary and vacation and unreimbursed business expenses as of the date of termination ($0 at December 31, 2024);
2.Payments, if any, under other benefit plans and programs in effect at the time ($0 at December 31, 2024; the Company has no benefit plans that would result in payments upon termination);
3.Any Incentive Award for a completed year that has not yet been paid as of the date of termination ($1,550,000 at December 31, 2024);
4.Any LTI Award and/or Initial Equity Award for a completed year that has been granted but not yet vested ($1,629,015 at December 31, 2024);
5.A lump sum payment equal to her base salary in effect at the date of termination ($400,000 at December 31, 2024);
6.A lump sum payment equal to the amount of the Incentive Award made to Ms. Brilliant for the calendar year preceding termination of employment, prorated for the number of days during the calendar year in which the termination of employment occurs ($1,500,000 at December 31, 2024); and
7.A single lump sum payment equal to the fair market value of the portion of any LTI Award that would have vested for the calendar year in which termination of employment occurs ($522,222 at December 31, 2024).

Under the Agreement, “Cause” generally includes material violations of the Company’s employment policies, conviction of crime involving moral turpitude, violations of securities or investment adviser laws, causing the Company to violate a law which may result in penalties exceeding $250,000, materially breaching the Agreement, or fraud, willful misconduct, or gross negligence in carrying out her duties.

Termination for Good Reason

Ms. Brilliant may terminate her employment for “Good Reason” (as defined in the Agreement), which generally includes reduction of her annual base salary, requiring her to relocate her principal place of business to a location more than 50 miles from its current location, assignment to her of duties inconsistent with her position and authority, a requirement that she no longer report directly to the Board, or a breach by the Company of the Agreement. If she had terminated her employment for Good Reason as of December 31, 2024, Ms. Brilliant would have been entitled to all of the payments described in numbers 1 through 6 in the “Termination without Cause” section above.

Voluntary Termination, Termination for Cause, or Expiration of Agreement

If Ms. Brilliant had terminated the Agreement voluntarily other than for “Good Reason” or if the Company had terminated Ms. Brilliant for “Cause” as of December 31, 2024, the Company would have had no obligation to pay any unearned compensation or continue any benefits. In such instances, Ms. Brilliant would have been entitled to receive only the payments set forth in numbers 1 and 2 in the “Termination without Cause” section above. If the Agreement had expired in accordance with its terms as of December 31, 2024, Ms. Brilliant would have been entitled to receive the payments set forth in numbers 1 through 3 in the “Termination without Cause” section above.

Termination Due to Death or Disability

If Ms. Brilliant’s employment terminated due to her death at December 31, 2024, her estate would have been entitled to receive: (i) the payments set forth in numbers 1 through 3 in the “Termination without Cause” section above; and (ii) any LTI Award for a completed year that had been granted but not yet vested ($1,629,015 at December 31, 2024), which grant would then vest in accordance with the terms of the relevant compensation plan or award agreement, as applicable.

In the event of Ms. Brilliant’s “Permanent Disability” (as defined in the Agreement) at December 31, 2024, she would have been entitled to receive the payments set forth in numbers 1 through 3 in the “Termination without Cause” section above.

Change in Control

Upon the occurrence of a “Change in Control” (as defined under the 2014 Plan or the 2022 Plan, as applicable), all unvested restricted stock awards of any employee will immediately vest and become exercisable. In addition, the Compensation Committee, in its sole discretion, may determine to make a cash payment to any employee in exchange for the cancellation of their restricted stock awards or issue substitute awards that substantially preserve the value, rights, and benefits of any affected restricted stock awards.

In the case of each of Ms. Brilliant, Mr. Line, and Ms. Quinif, such a Change in Control at December 31, 2024 would have resulted in the immediate vesting of all outstanding unearned shares that had not vested, which for Ms. Brilliant would be $1,629,015, for Mr. Line would be $538,352, and for Ms. Quinif would be $1,490,821.

In the event that a “Change in Control” (as defined in the Agreement) of the Company occurs and, within six months prior or 24 months following such Change in Control, Ms. Brilliant’s employment is terminated by the Company or its successor without Cause, or Ms. Brilliant terminates her employment for Good Reason during such period, she will be entitled to the following payments from the Company or its successor, in addition to the applicable payments set forth in numbers 1 through 3 in the “Termination without Cause” section above (assuming the Change in Control and termination occurred on December 31, 2024):

•A lump sum payment equal to the greater of: (1) her base salary in effect at termination of employment; or (2) the base salary paid to her for the most recently completed calendar year ($400,000 at December 31, 2024);
•A lump sum payment equal to her Incentive Award for the calendar year preceding termination of employment ($1,500,000 at December 31, 2024);
•A pro-rated lump-sum payment equal to the target annual Incentive Award for the calendar year in which the termination of employment occurs ($1,750,000 at December 31, 2024);
•Full vesting of her previously granted LTI Awards, to the extent not previously vested in a Change in Control transaction (10,503 shares valued at $1,629,015 at December 31, 2024); and
•Full vesting of her Initial Equity Award of 0 shares, to the extent not previously vested in a Change in Control transaction ($0 at December 31, 2024).

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, the table below shows the ratio of the median annual total compensation of all Company employees (excluding the CEO) to the annual total compensation of the CEO as presented in the SCT. In determining the median employee, a listing was prepared of all current employees as of December 31, 2024. To determine the median employee, the Company included 2024 base salary and incentive compensation (annualized for those employees that were not employed for the full year of 2024). Once the median employee was identified, for purposes of comparison to the CEO, the Company then calculated the compensation for that employee in the same manner as the total compensation shown for the CEO in the SCT. The following types of compensation are included in the “Median Employee total annual compensation” below: base salary, discretionary cash bonus, stock awards for 2023 granted in 2024, contributions to the 401(k) plan, and contributions to an employee’s Health Savings Account.

Median Employee total annual compensation	$307,350
Heather E. Brilliant, CEO, total annual compensation	$3,004,885

Ratio of CEO to median employee compensation	9.8 : 1

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, the Company is providing the following information regarding the relationship between the “compensation actually paid” (“CAP”) for its NEOs and certain financial performance measures. The CAP to the NEOs as reported in this section of the Proxy Statement does not reflect the actual amount of compensation earned by or paid to the NEOs, but is a calculation derived from the total compensation reported for each NEO in the SCT, as adjusted pursuant to the requirements of Item 402(v) of Regulation S-K. Additional discussion of the Company’s philosophy on pay for performance is available above under the heading “Compensation Discussion and Analysis”.

					Value of initial fixed $100 investment based on:
Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(2)	Average summary compensation table total for non-PEO NEOs(3)	Average compensation actually paid to non-PEO NEOs (4)	Total shareholder return(5)	Peer group total shareholder return(6)	Net income	Adjusted net operating income(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$3,004,885	$3,045,084	$1,851,600	$1,842,681	$151	$239	$43,177,918	$48,696,000
2023	$2,702,743	$2,247,845	$1,494,700	$1,320,528	$156	$182	$43,085,548	$41,434,000
2022	$3,999,171	$4,091,451	$1,268,100	$1,308,631	$168	$132	$36,870,762	$60,352,296
2021	$3,147,029	$4,738,862	$1,293,100	$1,933,397	$167	$170	$75,589,539	$83,680,496
2020	$1,425,774	$1,877,746	$1,043,100	$1,209,580	$115	$134	$38,165,138	$47,974,867
_______________
(1) The dollar amounts in column (b) are the amounts reported in the “Total” column of the SCT for the Company’s principal executive officer (“PEO”), Ms. Brilliant, for each applicable year. Ms. Brilliant was the only PEO for each year reported in this table.
(2)    The dollar amounts in column (c) represent the CAP to the PEO. The determination of CAP in accordance with Item 402(v) of Regulation S-K requires the following adjustments to the amounts reported in the “Total” column of the SCT:

	2024	2023	2022	2021	2020
SCT total	$3,004,885	$2,702,743	$3,999,171	$3,147,029	$1,425,774

Less stock awards per SCT(i)	(1,000,000)	(750,000)	(1,650,000)	(1,300,000)	(380,000)
Equity award adjustments(ii):
Year-end fair value of equity awards granted in the year and unvested at year end(iii)	1,010,632	648,782	785,225	373,504	—
Year over year change in fair value of outstanding and unvested equity awards(iv)	(41,823)	(488,761)	(211,729)	976,486	191,344
Fair value as of vesting date of equity awards granted and vested in the year(v)	—	—	900,000	1,000,000	380,000
Year over year change in fair value of equity awards granted in prior years that vested in the year(vi)	(124,893)	(42,474)	(4,525)	—	—
Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation(vii)	196,283	177,555	273,309	541,843	260,628

CAP to the PEO	$3,045,084	$2,247,845	$4,091,451	$4,738,862	$1,877,746
(i) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column of the SCT.
(ii) The relevant required equity award adjustments for each year presented include the addition or subtraction, as applicable, of the following:
(iii) The year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of that year;
(iv) The amount of change as of the end of the applicable year (from the end of the prior year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
(v) For equity awards that are granted and vest in same applicable year, the fair value as of the vesting date;

(vi) For equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior year) in fair value; and
(vii) The dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.
(3) The dollar amounts in column (d) represent the average of the amounts reported in the “Total” column of the SCT for the NEOs as a group (excluding the PEO) for each applicable year. Mr. Line, the Company’s principal financial officer, was its only non-PEO NEO for 2020, 2021, and 2022. Mr. Line and Ms. Quinif were the Company’s non-PEO NEOs for 2023 and 2024.
(4)    The dollar amounts in column (e) represent the CAP to the non-PEO NEOs. The determination of CAP in accordance with Item 402(v) of Regulation S-K requires the following adjustments to the amounts reported in the “Total” column of the SCT. The adjustments made to determine the CAP to the non-PEO NEOs are of the same nature as described in footnotes (2)(i)-(vii) above for the PEO and are as follows:

	2024	2023	2022	2021	2020
Average SCT total	$1,851,600	$1,494,700	$1,268,100	$1,293,100	$1,043,100

Less stock awards per SCT(i)	(600,000)	(425,000)	(350,000)	(250,000)	(300,000)
Equity award adjustments(ii):
Year-end fair value of equity awards granted in the year and unvested at year end(iii)	606,364	367,610	366,525	$311,351	$—
Year over year change in fair value of outstanding and unvested equity awards(iv)	(27,609)	(136,437)	(83,424)	359,680	70,480
Fair value as of vesting date of equity awards granted and vested in the year(v)	—	—	—	—	300,000
Year over year change in fair value of equity awards granted in prior years that vested in the year(vi)	(29,806)	(38,632)	(3,777)	—	—
Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation(vii)	42,132	58,287	111,207	219,266	96,000

Average CAP to the non-PEO NEOs	$1,842,681	$1,320,528	$1,308,631	$1,933,397	$1,209,580
_______________
(5) Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming an initial investment of $100 and dividend reinvestment, and the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period.
(6) The dollar amounts in column (g) represent the weighted peer group TSR, weighted according to the respective company’s stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Russell 2000 Asset Managers & Custodians (“R2000 A&C Index”), which is comprised of the Asset Managers & Custodians subsector of the Russell 2000 Index. The R2000 A&C Index used to calculate the returns includes the following companies by year:

2020	2021	2022	2023	2024
Arlington Asset Investment Corp.	Arlington Asset Investment Corp.	Associated Capital Group, Inc.	Associated Capital Group, Inc.	AlTi Global, Inc.
Associated Capital Group, Inc.	Associated Capital Group, Inc.	AssetMark Financial Holdings, Inc.	AlTi Global, Inc.	AssetMark Financial Holdings, Inc.
AssetMark Financial Holdings, Inc.	AssetMark Financial Holdings, Inc.	Artisan Partners Asset Management, Inc.	AssetMark Financial Holdings, Inc.	Artisan Partners Asset Management, Inc.
Artisan Partners Asset Management, Inc.	Artisan Partners Asset Management, Inc.	Blucora, Inc.	Artisan Partners Asset Management, Inc.	BrightSphere Investment Group Inc
Ares Management Corporation	Blucora, Inc.	Brookfield Business Corp.	Avantax, Inc.	Brookfield Business Corp.
BrightSphere Investment Group, Inc.	BrightSphere Investment Group, Inc.	BrightSphere Investment Group, Inc.	Brookfield Business Corp.	Burford Capital Limited
Cohen & Steers, Inc.	Cohen & Steers, Inc.	Cohen & Steers, Inc.	BrightSphere Investment Group, Inc.	Cohen & Steers, Inc.
Cowen Inc	Cowen Inc	Diamond Hill Investment Group, Inc.	Cohen & Steers, Inc.	Diamond Hill Investment Group, Inc.
Diamond Hill Investment Group, Inc.	Diamond Hill Investment Group, Inc.	Federated Hermes, Inc.	Diamond Hill Investment Group, Inc.	GCM Grosvenor, Inc.
Federated Hermes, Inc.	Federated Hermes, Inc.	Focus Financial Partners, Inc.	Federated Hermes, Inc.	Hamilton Lane Incorporated
Focus Financial Partners, Inc.	Focus Financial Partners, Inc.	GAMCO Investors, Inc.	Focus Financial Partners, Inc.	Patria Investments Ltd.
GAMCO Investors, Inc.	GAMCO Investors, Inc.	GCM Grosvenor, Inc.	GCM Grosvenor, Inc.	PJT Partners, Inc.
Greenhill & Co., Inc.	GCM Grosvenor, Inc.	Greenhill & Co., Inc.	Hamilton Lane Incorporated	Perella Weinberg Partners
Hamilton Lane Incorporated	Greenhill & Co., Inc.	Hamilton Lane Incorporated	Oppenheimer Holdings Inc.	P10, Inc.
Morgan Group Holding Co.	Hamilton Lane Incorporated	Manning & Napier, Inc.	Patria Investments Ltd.	Silvercrest Asset Management Group Inc.
Oppenheimer Holdings Inc.	MMA Capital Holdings, Inc.	Oppenheimer Holdings Inc.	PJT Partners, Inc.	StepStone Group, Inc.
PJT Partners, Inc.	Oppenheimer Holdings Inc.	PJT Partners, Inc.	Perella Weinberg Partners	Victory Capital Holdings, Inc.
Pzena Investment Management, Inc.	PJT Partners, Inc.	Perella Weinberg Partners	P10, Inc.	Virtus Investment Partners, Inc.
Silvercrest Asset Management Group Inc.	Pzena Investment Management, Inc.	Pzena Investment Management, Inc.	Silvercrest Asset Management Group Inc.	WisdomTree, Inc.
Sculptor Capital Management, Inc.	Silvercrest Asset Management Group Inc.	Silvercrest Asset Management Group Inc.	Sculptor Capital Management, Inc.
StepStone Group, Inc.	Sculptor Capital Management, Inc.	Sculptor Capital Management, Inc.	StepStone Group, Inc.
Virtus Investment Partners, Inc.	StepStone Group, Inc.	StepStone Group, Inc.	Victory Capital Holdings, Inc.
Waddell & Reed Financial, Inc.	Virtus Investment Partners, Inc.	Victory Capital Holdings, Inc.	Virtus Investment Partners, Inc.
Westwood Holdings Group, Inc.	Waddell & Reed Financial, Inc.	Virtus Investment Partners, Inc.	WisdomTree, Inc.
WisdomTree Investments, Inc.	Westwood Holdings Group, Inc.	WisdomTree, Inc.
WisdomTree Investments, Inc.
(7) The company-selected measure (“CSM”) is adjusted net operating income, which adjusts net operating income, as calculated in accordance with GAAP, for the impact of market movements on the deferred compensation liability and related economic hedges, and the impact of the Consolidated Funds. Adjusted net operating income is a non-GAAP financial measure. The Company believes this measure and other non-GAAP financial measures provide relevant and meaningful information to investors about its core operating results. See the “Annex – Reconciliation of Non-GAAP Financial Measures” section of the Annual Letter to Shareholders included with this Proxy Statement. While the Company uses several financial and non-financial performance measures for the purpose of evaluating its executive compensation programs, it has determined that adjusted net operating income is the financial performance measure that represents the most important performance measure used by it to link CAP to the NEOs, for the most recently completed year, to the Company’s performance.

Tabular List of Important Performance Measures

As described in greater detail above under the heading “Compensation Discussion and Analysis”, the metrics that the Company uses for both its long-term and short-term incentive awards are selected based on an objective of aligning the interests of its NEOs with the interest of its shareholders. The Company considers the measures below to be the most important to link CAP to the NEOs for the most recently completed year to its performance.

Performance Measure
Adjusted net operating income
Adjusted operating profit margin
Adjusted diluted earnings per share
Long-term investment performance

For an explanation of how the non-GAAP financial measures above are derived from the Company’s audited consolidated financial statements, see the “Annex – Reconciliation of Non-GAAP Financial Measures” section of the Annual Letter to Shareholders included with this Proxy Statement.

Analysis of Information Presented in the Pay Versus Performance Table

As described in greater detail above under the heading “Compensation Discussion and Analysis”, the Company’s executive compensation program reflects a variable pay for performance philosophy. While the Company considers several performance indicators to align executive compensation with its performance, not all of those performance indicators are presented in the “Pay Versus Performance” Table. The Company does not specifically align its performance measures with CAP, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the “Pay Versus Performance” Table.

The Company determines NEO compensation, in part, based on its core operating results. It believes that adjusted net operating income (its CSM) provides the most relevant and meaningful information regarding its core operating results. Adjusted net operating income is a non-GAAP financial measure. See the “Annex – Reconciliation of Non-GAAP Financial Measures” section of the Annual Letter to Shareholders included with this Proxy Statement. The following graph compares the change in CAP to the PEO and non-PEO NEOs with the Company’s net income and its adjusted net operating income for the five-year period ended December 31, 2024.
The above table includes the change in the total value of all outstanding unvested equity awards held by the PEO and non-PEO NEOs. Due to the large amount of unvested equity awards previously held by the PEO, the annual change in CAP to the PEO may be more volatile than the other measures shown in the graph above.
The following graph compares the change in CAP to the PEO and non-PEO NEOs, with the Company’s TSR, and the TSR for the R2000 A&C Index for the five-year period ended December 31, 2024. The R2000 A&C Index is comprised of the Asset Managers &

Custodians sub-sector of the Russell 2000 Index. The Company uses the R2000 A&C Index as its peer group comparison because it believes that index is the most relevant, comparable index available.
The change in CAP includes the change in the total value of all outstanding unvested equity awards held by the PEO and non-PEO NEOs. Due to the large amount of unvested equity awards previously held by the PEO, the annual change in CAP to PEO may be more volatile than the other measures shown in the graph above.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information concerning the Company’s equity compensation plans at December 31, 2024:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	—	—	152,759

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. To carry out this responsibility, the Audit Committee engages in an evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. The Audit Committee also periodically considers whether the independent registered public accounting firm should be rotated and the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has reappointed KPMG to serve as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025. KPMG was first appointed to serve as the Company’s independent registered public accounting firm on October 24, 2012, and served as its independent registered public accounting firm for fiscal year ended December 31, 2024.

The Audit Committee and the Board believe that the continued retention of KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders, and the Audit Committee is asking shareholders to ratify the selection of KPMG as its independent registered public accounting firm for fiscal year ending December 31, 2025.

Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from shareholders.

THE AUDIT COMMITTEE AND THE BOARD UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2025.

If Proposal 2 is not approved, the Audit Committee will reconsider the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025, and may or may not make any changes to such appointment.

AUDIT COMMITTEE MATTERS

Fees Charged by the Independent Registered Public Accounting Firm

The following table summarizes the fees billed by KPMG for services rendered to the Company and its subsidiaries during 2024 and 2023.

	Year Ended	Year Ended
	12/31/2024	12/31/2023
Audit Fees(1)	$287,000	$266,250
Audit-Related Fees	—	—
Tax Fees (2)	69,000	61,380
All Other Fees	—	—
Total Fees	$356,000	$327,630
____________________
(1)    Audit Fees include professional services rendered for the audit of annual financial statements, reviews of quarterly financial statements, issuance of consents, and assistance with review of other documents filed with the SEC.
(2)    Tax Fees include professional services rendered for tax preparation and compliance.

Pre-Approval by Audit Committee

The Audit Committee has adopted policies and procedures that set forth the manner in which the committee will review and approve all audit and non-audit services proposed to be provided by the independent registered public accounting firm (the “Services”) to ensure that the provision of the Services does not impair the firm’s independence. The pre-approval policies and procedures are as follows:

•The Audit Committee has established a pre-approval fee cap of $25,000, under which any Services in excess of the $25,000 fee cap must be submitted to the Audit Committee for review and pre-approval, and any Services less than the $25,000 fee cap must be approved by the CFO and then reported to the Audit Committee at its next regularly scheduled meeting; and
•Pre-approval actions taken during Audit Committee meetings are recorded in the minutes of the meetings.

In determining whether to approve the proposed Services, the Audit Committee and the CFO consider whether such Services are consistent with the SEC’s and the Public Company Accounting Oversight Board (“PCAOB”) rules on auditor independence. All of the Services related to audit-related fees, tax fees, or all other fees described above were pre-approved by the Audit Committee.

Audit Committee Report

During 2024, the Audit Committee was comprised of independent directors operating under a written charter adopted by the Board, the most current version of which is available on the Company’s website, ir.diamond-hill.com, under “Corporate Information - Corporate Governance”. Annually, the Audit Committee engages the Company’s independent registered public accounting firm. KPMG served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024.

Management is responsible for preparation of the Company’s financial statements and for designing and maintaining the Company’s systems of internal controls and financial reporting processes. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the PCAOB and issuing reports on the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

Pursuant to this responsibility, the Audit Committee reviewed and held discussions with management and KPMG regarding the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024. The Audit Committee reviewed the audit plan and scope with KPMG. The Audit Committee also met with KPMG without management present to discuss the results of their audit work, their evaluation of the Company’s system of internal controls and the quality of the Company’s financial reporting.

The Audit Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and SEC. The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence from management and the Company.

Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2024, were prepared in accordance with GAAP. Based on the Audit Committee’s discussions with management and KPMG and its review of KPMG’s report to the Audit Committee, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Form 10-K filed with the SEC.

Submitted by the Audit Committee of the Board:

Richard S. Cooley
Gordon B. Fowler
James F. Laird
Paula R. Meyer
Nicole R. St. Pierre
L’Quentus Thomas, Chair

PROPOSAL 3 - APPROVAL AND ADOPTION OF THE DIAMOND HILL INVESTMENT GROUP, INC. 2025 EQUITY AND CASH INCENTIVE PLAN

On February 26, 2025, the Board unanimously approved the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan (“2025 Plan”), subject to approval by shareholders. Shareholders are being asked to approve the 2025 Plan to authorize the issuance of up to 225,000 shares of the Company’s common shares pursuant to awards under the 2025 Plan and to authorize the grant of stock options that qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

If the 2025 Plan is approved by shareholders, the 2025 Plan will replace the 2022 Plan and no further awards will be made under the 2022 Plan. However, outstanding awards granted under the 2022 Plan before shareholder approval of the 2025 Plan will remain outstanding in accordance with their terms.

Summary of the 2025 Plan

The following is a summary of the material terms of the 2025 Plan, the complete text of which is attached to this Proxy Statement as Appendix A. The following summary of the 2025 Plan does not purport to be complete and is qualified in its entirety by reference to the terms of the 2025 Plan document. We urge you to read the 2025 Plan in its entirety.

Purpose. The purpose of the 2025 Plan is to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Company is committed to ensuring that its shareholders’ and employees’ interests align by giving each employee a new hire, cliff vest equity grant to inspire an ownership mentality from their first day of employment and further opportunities to grow their ownership stake through the Company’s Employee Stock Purchase Plan and, for certain roles, they are eligible to receive additional shares of restricted stock through the Company’s LTI program. The 2025 Plan also is intended to encourage participants to retain ownership interests in the Company, attract and retain talented employees and directors, and enable participants to participate in the Company’s long-term growth and financial success.

Effect on Other Plans. The 2025 Plan will replace the 2022 Plan. As of March 3, 2025, under the 2022 Plan, zero shares were subject to outstanding stock options, 290,702 shares of restricted stock were outstanding, and 25,877 shares remained available for new award grants. If the 2025 Plan is approved, the 290,702 shares of restricted stock outstanding will continue to vest according to the award agreements, which includes 58,854 shares of restricted stock that will vest on April 1, 2025. The 25,877 shares that have not yet been awarded under the 2022 Plan will no longer be available. If the 2025 Plan is approved by shareholders, all future awards will be made under the 2025 Plan and no additional awards will be made under the 2022 Plan.

Administration. The Compensation Committee will administer the 2025 Plan and will have full power and authority to:

•Interpret the 2025 Plan and any award agreement issued thereunder;
•Establish, amend, and rescind any rules and regulations relating to the 2025 Plan;
•Select participants;
•Determine the type or types of awards to be granted to a participant;
•Establish the terms and conditions of any award consistent with the terms and conditions of the 2025 Plan, including when the award may vest and, if applicable, exercised, the acceleration of any such dates, and the expiration of the award; and
•Make any other determinations that it deems necessary or desirable for the administration of the 2025 Plan.

To the extent permitted by law, the Compensation Committee may delegate: (1) any ministerial duties associated with awards made to directors and executive officers under the 2025 Plan, and (2) any and all duties associated with the granting of awards made to employees who are not executive officers to management.

Eligibility. The Compensation Committee may select any employees of the Company and its affiliates and any non-employee directors to receive awards under the 2025 Plan. As of March 14, 2025, there were six non-employee directors of the Company and 128 employees of the Company and its affiliates who would be eligible to receive awards under the 2025 Plan.

Types of Awards

In General. When an award is granted under the 2025 Plan, the Compensation Committee will establish the terms and conditions of that award. These terms and conditions will be contained in a related award agreement.

Except in limited circumstances, awards granted under the 2025 Plan generally must meet certain minimum vesting requirements. In general, no award will vest prior to the first anniversary of its grant date (for non-employee director awards, such one-year period will run from the date of one annual meeting of shareholders to the next annual meeting of shareholders; provided that, those meetings are at least 50 weeks apart). However, the Compensation Committee may grant awards covering up to 5% of the shares available for issuance under the 2025 Plan without regard to the minimum vesting requirements. In addition, the minimum vesting requirements are not required to apply in connection with a participant’s death, disability, or retirement (as defined in the 2025 Plan) if described in the related award agreement.

Stock Options. A stock option gives a participant the right to acquire a specified number of shares at an exercise price determined at the time of grant. Stock options may be granted as “incentive stock options” or “nonqualified stock options”. The exercise price of a stock option must be at least equal to the fair market value of a share (i.e., the closing price of the Company’s shares on Nasdaq) on the date the stock option is granted. The exercise price of a stock option may be paid in any method approved by the Compensation Committee, including in cash, by tendering previously-acquired shares, by a cashless exercise, any combination of the foregoing, or any other method approved by the Compensation Committee. The Compensation Committee will determine the term of the stock option (which may not exceed ten years), the vesting conditions and any other terms and conditions of the stock option, all of which will be stated in the related award agreement. Incentive stock options may only be granted to employees of the Company and subsidiary corporations (within the meaning of Section 424 of the Code) and must comply with other requirements, including those contained in Section 422 of the Code.

Stock Appreciation Rights. A stock appreciation right gives a participant the right to receive the difference between the fair market value of a share on the date of exercise over the exercise price of the stock appreciation right. The exercise price of any stock appreciation right must be at least equal to the fair market value of a share on the date the stock appreciation right is granted. The Compensation Committee will determine the term of the stock appreciation right (which may not exceed ten years), the vesting conditions, and any other terms and conditions of the stock appreciation right, all of which will be stated in the related award agreement.

Restricted Stock. Restricted stock consists of a number of shares granted to a participant subject to limitations on transferability and a risk of forfeiture if certain terms and conditions are not met. These restrictions may include time- or performance-based restrictions, as determined by the Compensation Committee and stated in the related award agreement. Unless otherwise provided in the related award agreement, a participant who has been granted restricted stock will have the right to vote the restricted stock during the restriction period and receive dividends; provided that any such dividends paid in shares will be subject to the same terms, conditions and restrictions as the restricted stock with respect to which they are paid.

Other Stock-Based Awards. Other stock-based awards are awards valued in whole or in part by reference to, or otherwise based on, the fair market value of a share. Other stock-based awards may include unrestricted shares and stock units, which are notional shares that entitle the participant to receive the value of a share if certain terms and conditions are satisfied. These terms and conditions may include time- or performance-based terms and conditions, as determined by the Compensation Committee and stated in the related award agreement. Other stock-based awards may be granted with rights to receive dividend equivalents; provided that, the right to receive such dividend equivalents will be subject to the same limitations as the award to which they relate.

Cash-Based Awards. Long-term cash-based awards represent the right to receive a cash payment if certain terms and conditions are satisfied. These terms and conditions may include time- or performance-based terms and conditions, as determined by the Compensation Committee and stated in the related award agreement.

Performance-Based Awards. Awards granted under the 2025 Plan may be granted subject to satisfaction or attainment of performance criteria. For employees, the Compensation Committee may select any performance criteria it deems appropriate.

Different performance criteria may be applied to individual participants or to groups of participants and may relate to the individual participant, the Company, one or more of its affiliates, one or more of their respective divisions or business units, or any combination of the foregoing. In addition, performance objectives may be measured on an absolute or cumulative basis or measured relative to selected peer companies or a market index.

The Compensation Committee may issue a performance-based award to any participant.

Shares Available for Awards

Share Pool. Subject to the adjustments discussed below, the aggregate number of shares available for the grant of awards under the 2025 Plan will be 225,000. Shares issued under the 2025 Plan may consist of treasury shares, authorized but unissued shares, or shares purchased on the open market.

Share Usage. When an award is granted, the number of shares available for issuance under the 2025 Plan will be reduced by the number of shares subject to such award. Notwithstanding the reduction described in the preceding sentence, the following shares may be again available for issuance as awards:

•Shares covered by an award that expires or is forfeited, cancelled, surrendered, or otherwise terminated without the issuance of shares;
•Shares covered by an award that is settled only in cash; and
•Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become participants in the 2025 Plan as the result of a merger, consolidation, acquisition, or other corporate transaction involving such company and the Company or any of its affiliates.

Adjustments. In the event of any share dividend, share split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or any other change affecting the shares, the Compensation Committee will make such substitutions and adjustments as it deems equitable and appropriate to the aggregate number of shares that may be issued under the 2025 Plan, any share-based limits imposed under the 2025 Plan and the exercise price, number of shares and other terms or limitations applicable to outstanding awards.

Share Price. On March 3, 2025, the closing price of the Company’s shares on Nasdaq was $147.59.

Effect of Termination of Employment or Service

Death; Disability or Retirement. Except as otherwise specified in the related award agreement, in the event of a participant’s death, disability, and/or retirement (as such terms are defined in the 2025 Plan): (1) all exercisable awards may be exercised for the remainder of the term of such award; provided, however, that any incentive stock option that is not exercised within 12 months following the participant’s death or disability, as applicable, or within three months following the participant’s retirement will be treated as a nonqualified stock option; (2) a pro rata portion of all unvested awards shall vest, as determined by the Compensation Committee in its sole discretion, based on the amount of time elapsed during the vesting period prior to the date of death, disability, and/or retirement, or the attainment of the performance criteria over the portion of the performance period elapsed as of the date of death, disability or retirement; and (3) all awards that do not vest as described in (1) and (2), above, shall terminate and be forfeited as of the date of death, disability or retirement.

Termination for Cause. Except as otherwise specified in the related award agreement, if a participant is terminated for “Cause” (as such term is defined in the 2025 Plan), all awards that have not been exercised, surrendered, settled, or paid (in each case, whether or not vested and/or exercisable), shall terminate and be forfeited as of the date of termination.

Other Terminations. Except as otherwise specified in the related award agreement, if a participant terminates for any other reason: (1) all exercisable awards may be exercised for the remainder of the term of such award; provided, however, that any incentive stock option that is not exercised within three months following the participant’s termination will be treated as a nonqualified stock option; and (2) all unvested awards shall terminate and be forfeited as of the date of termination.

Change in Control

Except as otherwise provided in the related award agreement, in the event of a “change in control” (as such term is defined in the 2025 Plan), all outstanding awards shall become immediately vested and exercisable, and the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any such awards, including, without limitation: (1) the payment of a cash amount in exchange for the cancellation of an award, and/or (2) the issuance of substitute awards that substantially preserve the value, rights and benefits of any awards affected by the change in control. With respect to an award subject to performance-based conditions (including performance-based awards), such awards will become vested and exercisable and be payable based on the greater of: (i) actual performance during the applicable performance period through the date of such change in control, and (ii) target performance.

Other Terms and Conditions

Transferability. In general, a participant may not sell, transfer, pledge, or assign an award, except by will or the laws of descent and distribution. During a participant’s lifetime, only the participant or their guardian or legal representative may exercise an award.

No Rights as a Shareholder. Except as otherwise provided in the 2025 Plan or in a related award agreement, a participant will not have any rights as a shareholder with respect to shares covered by an award unless and until the participant becomes the registered shareholder of such shares.

Repricing. Except for adjustments as discussed above, the 2025 Plan expressly prohibits the Board or Compensation Committee from amending the terms of an outstanding award to reduce the exercise price of an outstanding stock option or stock appreciation right or cancel an outstanding stock option or stock appreciation right in exchange for cash or other awards (including stock options or stock appreciation rights) having an exercise price less than the exercise price of the original stock option or stock appreciation right, without shareholder approval.

Effective Date and Term. The 2025 Plan will become effective upon its approval by the shareholders and, unless earlier terminated, will continue until the tenth anniversary of the date of its approval by the shareholders (except that the Compensation Committee may not grant any incentive stock options after February 26, 2035, the tenth anniversary of the date the 2025 Plan was approved by the Board).

Amendment or Termination

The Board or Compensation Committee may amend or terminate the 2025 Plan at any time, except that no amendment or termination may be made without shareholder approval if the amendment materially increases the benefits accruing to participants, the amendment materially increases the aggregate number of shares authorized for grant under the 2025 Plan (except for adjustments as discussed above), the amendment materially modifies the eligibility requirements for participation, or shareholder approval is required by any applicable law, regulation, or stock exchange rule.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences of awards made under the 2025 Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of applicable U.S. federal income tax laws or regulations. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant is advised to consult with their tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2025 Plan.

Incentive Stock Options. Incentive stock options are intended to qualify for special treatment available under Section 422 of the Code. A participant will not recognize taxable income when an incentive stock option is granted and the Company will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an incentive stock option; provided that, the participant was, without a break in service, an employee of the Company or a subsidiary corporation (within the meaning of Section 424 of the Code) during the period beginning on the grant date of the incentive stock option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to disability).

If the participant does not sell or otherwise dispose of the shares acquired upon the exercise of an incentive stock option within two years from the grant date of the incentive stock option or within one year after the participant receives the shares, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and the Company will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of: (1) the excess of the fair market value of the shares on the date of exercise over the exercise price, and (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company generally will be entitled to a corresponding deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The rules that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Nonqualified Stock Options. A participant will not recognize taxable income when a nonqualified stock option is granted, and the Company will not receive a deduction at that time. However, when a nonqualified stock option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares that the participant purchased on the date of exercise over the exercise price. When a nonqualified stock option is exercised, the Company generally will be entitled to a deduction equal to the ordinary income that the participant recognizes.

Stock Appreciation Rights. A participant will not recognize taxable income when a stock appreciation right is granted, and the Company will not receive a deduction at that time. When a stock appreciation right is exercised, the participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares the participant receives over the aggregate exercise price of the stock appreciation right, if any, and the Company generally will be entitled to a corresponding deduction.

Restricted Stock. Unless a participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when restricted stock is granted, and the Company will not receive a deduction at that time. Instead, the participant will recognize ordinary income when the restricted stock vests (i.e., when the underlying shares are either freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the restricted stock, and the Company generally will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares subject to the restricted stock award on the grant date, and the Company generally will be entitled to a deduction equal to the ordinary income that the participant recognizes at that time. The participant will not recognize income when (and if) the restricted stock vests.

Other Stock-Based Awards. Generally, a participant will not recognize taxable income when an other stock-based award is granted, and the Company will not receive a deduction at that time. However, upon the settlement of the other stock-based award, the participant will recognize ordinary income equal to the cash and/or the fair market value of the shares that the participant receives, less the aggregate exercise price of the other stock-based award, if any. The Company generally will be entitled to a deduction equal to the ordinary income that the participant recognizes.

Cash Awards. A participant will not recognize taxable income at the time a cash award is granted, and the Company will not be entitled to a deduction at that time. In general, the participant will recognize ordinary income when the cash award is settled equal to the amount of the cash received, and the Company generally will be entitled to a corresponding deduction.

Sections 280G and 4999 of the Code. Sections 280G and 4999 of the Code impose certain penalties on “excess parachute payments”. An excess parachute payment occurs when payments are made to a “disqualified individual” (as defined under Section 280G of the Code) in connection with a change in control in an amount equal to or greater than three times the disqualified individual’s taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years). This average is called the “base amount”. The excess parachute payment is the amount by which the payments exceed the participant’s base amount.

Excess parachute payments subject the disqualified individual to a 20% excise tax. This tax is in addition to other federal, state, and local income, wage, and employment taxes. The Company may not deduct the amount of any excess parachute payment. Generally, any payments under the 2025 Plan that may be subject to the loss of deduction or excise tax imposed by Sections 280G or 4999 of the Code will be reduced to the maximum amount that can be paid without resulting in a loss of deduction or the imposition of an excise tax.

Section 409A of the Code. Section 409A of the Code imposes certain restrictions upon the payment of amounts deferred under nonqualified deferred compensation plans. Section 409A includes a broad definition of “nonqualified deferred compensation plans”, which may extend to various types of awards granted under the 2025 Plan. The 2025 Plan has been drafted to comply with Section 409A of the Code. The 2025 Plan is intended to comply with the requirements of Section 409A of the Code and the Compensation Committee intends to administer the 2025 Plan to minimize the impact of Section 409A of the Code. However, the Company does not warrant the tax treatment of any award under Section 409A of the Code or otherwise.

New Plan Benefits

There have been no grants authorized by the Compensation Committee under the 2025 Plan to date. Because awards under the 2025 Plan will be discretionary, no awards are determinable at this time.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE DIAMOND HILL INVESTMENT GROUP, INC. 2025 EQUITY AND CASH INCENTIVE PLAN.

PROPOSAL 4 - ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
As described under the heading “Compensation Discussion and Analysis” of this Proxy Statement, the Board believes that executive compensation should be linked with the Company’s performance and significantly aligned with the interests of the Company’s shareholders. In addition, the Company’s executive compensation program is designed to allow it to retain, and recognize the contributions of, employees who play a significant role in its current and future success. The Board urges you to read the “Compensation Discussion and Analysis” section and the executive compensation tables and related disclosure in this Proxy Statement for a detailed description of the 2024 compensation of the Company’s NEOs.
The vote on this resolution is not intended to address any specific element of compensation. Rather, the advisory vote relates to the overall compensation of the Company’s NEOs. This vote is advisory, and therefore, not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and will take into account the outcome of the vote when determining future compensation for the Company’s NEOs.
Accordingly, the Board asks shareholders to vote on the following resolution:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the 2024 compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE 2024 COMPENSATION OF THE COMPANY’S NEOS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

ADDITIONAL INFORMATION

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Given the Company’s relatively small size, limited number of record shareholders, and the Board’s consistent practice of being open to receiving direct communications from shareholders, the Board believes that it is not necessary to implement, and the Company does not have, a formal process for, shareholders to send communications to the Board. Current practice is to forward any communication received by the Company and addressed to: (i) the full Board, to the Board Chair; (ii) a group of directors, to a member of the group; or (iii) an individual director, to that person.

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with SEC rules and the Company’s Amended and Restated Code of Regulations (the “Regulations”). Should a shareholder wish to have a proposal appear in the Company’s proxy statement and proxy card for the 2026 Annual Meeting of Shareholders, under applicable SEC rules, the proposal must be received by the Company’s Secretary on or before November 14, 2026, and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. The Company will not be required to include in its proxy statement and proxy card a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules.

The advance notice provisions of the Regulations govern the submission of director nominations and other business proposals that a shareholder wishes to have considered at an annual meeting of shareholders, but which may not be included in the Company’s proxy statement for that meeting. Under the Regulations, director nominations or other business proposals to be addressed at the Company’s 2026 Annual Meeting of Shareholders may be made by a shareholder entitled to vote who has delivered a notice to the Secretary of the Company not later than the close of business on January 29, 2026 and not earlier than December 30, 2025. If a shareholder intends to present a proposal at the Company’s 2026 Annual Meeting of Shareholders without inclusion of that proposal in the Company’s 2026 proxy materials and written notice of the proposal is not received by the Company on or before the deadline imposed by the advance notice provisions of the Regulations, or if the Company meets other requirements of the SEC rules, proxies solicited by the Board for the Company’s 2026 Annual Meeting of Shareholders will confer discretionary authority on the proxy holders named therein to vote on the proposal at the meeting. In addition, shareholders who intend to solicit proxies for the Company’s 2026 Annual Meeting of Shareholders in support of director nominees other than the Company’s nominees must provide notice to the Company in accordance with, and within the period prescribed in, the advance notice provisions of the Regulations.

The advance notice provisions in the Regulations are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement and proxy card under the rules of the SEC. To be eligible for consideration at an annual meeting of shareholders, a shareholder’s proposal and notice thereof must otherwise comply with the procedures and requirements of the Regulations and applicable SEC rules.

All notices described in this section shall be sent to, and a copy of the Regulations may be obtained from, Carlotta D. King, Secretary, Diamond Hill Investment Group, Inc., 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

SHAREHOLDERS SHARING THE SAME ADDRESS

SEC rules allow multiple shareholders residing at the same address the convenience of receiving a single copy of the Annual Report and proxy materials if they consent to do so (“householding”). Householding, which has been instituted by the Company, is permitted only in certain circumstances, including when a shareholder has the same last name and address as one or more additional shareholders. If the required conditions are met, and SEC rules allow, a shareholder’s household may receive a single copy of the Annual Report and proxy materials. The householding procedure reduces the volume of duplicate information shareholders receive and reduces expenses. If you are a shareholder and: (i) you wish to receive separate paper copies of the Annual Reports and proxy materials, either this year or in the future, or (ii) members of your household receive multiple paper copies of the Annual Report and proxy materials and you wish to request householding, you may contact the Company’s transfer agent, Equiniti Trust Company at P.O. Box 64874, St. Paul, Minnesota 55164-0874, or by phone at (800) 401-1957, or write to Carlotta D. King, Secretary, at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215, or by phone at (614) 255-3333.

In addition, many brokerage firms and other registered holders have instituted householding. If your family has one or more “street name” accounts under which the Company’s stock is beneficially owned, you may have received householding information from your broker, financial institution, or other nominee in the past. Please contact the registered holder directly if you have questions, require additional copies of this Proxy Statement or the Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no business to be acted upon at the Annual Meeting other than Proposal 1, Proposal 2, Proposal 3, and Proposal 4, each as described in this Proxy Statement. However, if any other business properly comes before the Annual Meeting, the persons named as proxy holders on the accompanying proxy card will vote and act on such matters in accordance with their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

The Company appreciates your prompt completion, execution, and delivery of your proxy card or your submission of voting instructions electronically over the Internet or by telephone. Whether or not you expect to attend the Annual Meeting, please complete and sign the proxy card and return it in the enclosed envelope, or vote your proxy electronically via the Internet or telephonically.

By Order of the Board of Directors
                            Carlotta D. King
                            Secretary

APPENDIX A

DIAMOND HILL INVESTMENT GROUP, INC.
2025 EQUITY AND CASH INCENTIVE PLAN

The purpose of the Plan is to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented employees and directors, and enable Participants to participate in the Company’s long-term growth and financial success.

ARTICLE I
DEFINITIONS

When used in the Plan, the following capitalized words, terms, and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term, or phrase shall include any and all of its other forms and the terms “including” and “include” shall in all cases mean “including, without limitation” and “include, without limitation”, respectively.

1.1     “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

1.2     “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.

1.3     “Award” shall mean any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award, or Cash-Based Award granted pursuant to the Plan.

1.4     “Award Agreement” shall mean any written or electronic agreement, notice, or instrument (in such form as approved by the Committee) evidencing an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.

1.5     “Board” shall mean the Board of Directors of the Company.

1.6     “Cash-Based Award” shall mean a long-term Award granted pursuant to Article IX of the Plan.

1.7     “Cause” shall mean (a) cause as defined in the related Award Agreement, (b) if not defined in the related Award Agreement, cause as defined in any employment agreement between the Participant and the Company or any Affiliate, and (c) if not defined in the related Award Agreement or in an employment agreement as described in clauses (a) and (b), respectively, a Participant’s: (i) willful and continued failure to substantially perform the Participant’s assigned duties; (ii) gross misconduct; (iii) breach of any term of any agreement with the Company or any Affiliate, including the Plan and any Award Agreement; (iv) conviction of (or plea of no contest or nolo contendere to): (A) a felony or a misdemeanor that originally was charged as a felony but which was subsequently reduced to a misdemeanor through negotiation with the charging entity, or (B) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company, any Affiliate, or any client of the Company or any Affiliate; or (v) violation of the Company’s code of conduct, Code of Ethics, Insider Trading Policy or any other policy of the Company or any Affiliate that applies to the Participant. Notwithstanding the foregoing, “Cause” will not arise solely because the Participant is absent from active employment during periods of vacation, consistent with the Company’s applicable vacation policy, or other period of absence approved by the Company.

1.8     “Change in Control” shall mean: (A) change in control as defined in any employment agreement between the Participant and the Company or any Affiliate or (B) if not defined in an employment agreement as described in clause (A), the occurrence of any of the following:

(a) Any transaction or series of transactions, whereby any person (as that term is used in Section 13 and 14(d)(2) of the Act), is or becomes the beneficial owner (as that term is used in Section 13(d) of the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; provided, that for purposes of this paragraph, the term “person” will exclude: (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate; and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership in the Company;

(b) Any merger, consolidation, other corporate reorganization, or liquidation of the Company in which the Company is not the continuing or surviving corporation or entity or pursuant to which Shares would be converted into cash, securities, or other property, other than: (i) a merger or consolidation with a wholly-owned subsidiary, (ii) a reincorporation of the Company in a different jurisdiction; or (iii) any other transaction in which there is no substantial change in the stockholders of the Company;

(c) Any merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization;

(d) The sale, transfer, or other disposition of all or substantially all of the assets of the Company in one transaction or a series of transactions; or

(e) A change or series of related or unrelated changes in the composition of the Board, during any twenty-four (24) month period beginning on the Effective Date, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (i) were Original Directors, or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

Notwithstanding the foregoing, the following transactions will not constitute a “Change in Control”: (i) any transaction the sole purpose of which is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (ii) with respect to any Award that is subject to Section 409A of the Code and for which no exception applies, any transaction or event described above that does not also constitute a “change in control event” within the meaning of Section 409A of the Code.

1.9     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Where appropriate, a reference to the Code shall also include the applicable Treasury Regulations and other official guidance promulgated thereunder.

1.10     “Committee” shall mean the Compensation Committee of the Board, which will be comprised of at least: (a) two (2) directors, each of whom is a “non-employee” director within the meaning of Rule 16b-3 under the Act; and (b) one “independent director” under the rules of the exchange on which the Shares are then listed.

1.11     “Company” shall mean Diamond Hill Investment Group, Inc., an Ohio corporation, and any successor thereto.

1.12     “Director” shall mean a person who is a member of the Board, excluding any member who is an Employee.

1.13     “Disability” shall mean:

(a) With respect to an Incentive Stock Option, “disability” as defined in Section 22(e)(3) of the Code; and

(b) With respect to any other Award, unless otherwise provided in the related Award Agreement: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or any Affiliate; or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.

1.14     “Effective Date” shall mean the effective date of the Plan as set forth in Article XVI.

1.15     “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.

1.16     “Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:

(a) If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;

(b) If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

(c) If neither (a) nor (b) applies: (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder; and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.17     “Grant Date” shall mean the date on which any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award, or Cash-Based Award is granted pursuant to the Plan.

1.18     “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of Section 422 of the Code.

1.19     “Nonqualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

1.20     “Option” shall mean an option to purchase Shares that is granted pursuant to Article V of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

1.21     “Original Director” shall mean a person who was a director of the Company on the later of: (a) the Effective Date, or (b) the date twenty-four (24) months prior to the date of an event that may constitute a Change in Control.

1.22     “Other Stock-Based Award” shall mean an Award granted pursuant to Article VIII of the Plan.

1.23     “Participant” shall mean an Employee or Director who is granted an Award under the Plan.

1.24     “Performance-Based Award” shall mean an Award described in Article X of the Plan.

1.25     “Performance Criteria” shall mean any performance criteria determined by the Committee in its sole discretion.

1.26     “Plan” shall mean the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan, as set forth herein and as may be amended from time to time.

1.27     “Pre-existing Plan” shall mean the Diamond Hill Investment Group, Inc. 2022 Equity and Cash Incentive Plan. Upon approval of the Plan by the Company’s shareholders, no further awards will be issued under the Pre-existing Plan, although the Pre-existing Plan will remain in effect after the Company’s shareholders approve the Plan for purposes of determining any Participant’s right to awards issued under the Pre-existing Plan before that date.

1.28     “Restricted Stock” shall mean an Award granted pursuant to Article VII of the Plan.

1.29     “Retirement” shall mean (a) retirement as defined in the related Award Agreement; (b) if not defined in the related Award Agreement, retirement as defined in any employment agreement between the Participant and the Company or any Affiliate;, or (c) if not defined in the related Award Agreement or in an employment agreement as described in clauses

(a) and (b), respectively, a Participant’s voluntary termination of employment that is determined to constitute a “retirement” by the Committee.

1.30     “Shares” shall mean the common shares, without par value, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.

1.31     “Stock Appreciation Right” shall mean an Award granted pursuant to Article VI of the Plan.

1.32     “Subsidiary” shall mean: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock or economic interests of such corporation or entity.

ARTICLE II
SHARES SUBJECT TO THE PLAN

2.1     Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 225,000, all of which may be granted with respect to Incentive Stock Options. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose, or Shares purchased by the Company or an independent agent in the open market for such purpose. Subject to this Article II, upon a grant of an Award, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the maximum number of Shares potentially subject to issuance upon exercise or settlement of such Award. Any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 of the Plan shall be added back to the Plan in an amount equal to such number of Shares.

2.2     Share Usage. In addition to the number of Shares provided for in Section 2.1 of the Plan, the following Shares shall be available for Awards under the Plan: (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (b) Shares covered by an Award that is settled in cash only; and (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition, or other corporate transaction involving such company and the Company or any of its Affiliates. Notwithstanding anything in the Plan to the contrary, in no event shall the following Shares again become available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an Option or a Stock Appreciation Right that is settled in Shares; (ii) Shares tendered or withheld to pay the exercise price of an Award; (iii) Shares tendered or withheld to pay the withholding taxes related to an Award; and (d) Shares repurchased on the open market with the proceeds of an Option exercise.

2.3     Exception to Minimum Vesting Requirements. Notwithstanding anything in the Plan to the contrary: (a) the Committee may grant Awards covering up to five percent (5%) of the Shares available for issuance pursuant to Section 2.1 of the Plan, without regard to the minimum vesting requirements of Sections 5.5, 6.5, 7.3(a), and 8.1 of the Plan, and (b) for purposes of Awards to Directors, the vesting period will be deemed to be one (1) year if such vesting period runs from the date of one annual meeting of shareholders of the Company to the next annual meeting of shareholders of the Company; provided that, such annual meetings are at least fifty (50) weeks apart.

2.4     Adjustments. In the event of any Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares, or any other change affecting the Shares, the Committee shall make such substitutions and adjustments, if any, as it deems equitable and appropriate to: (a) the aggregate number of Shares that may be issued under the Plan; (b) any Share-based limits imposed under the Plan; and (c) the exercise price, number of Shares, and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.4 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.

ARTICLE III
ADMINISTRATION

3.1     In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend, and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) determine the type or types of Awards to be granted to a Participant; (e)

establish the terms and conditions of any Award consistent with the terms and conditions of the Plan; and (f) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive, and binding on all Participants and any other persons.

3.2     Delegation of Duties. The Committee may delegate its authority to the management of the Company to grant Awards to eligible Employees who are not subject to Section 16 of the Act. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate: (a) any duties that it is required to discharge to comply with any applicable law; and (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act.

ARTICLE IV
ELIGIBILITY

4.1     Eligibility. The Committee may designate any Employee or Director as a Participant for purposes of receiving an Award under the Plan. Notwithstanding the foregoing: (a) any Nonqualified Stock Option or Award subject to Section 409A of the Code may be granted to Employees or Directors of Affiliates only to the extent consistent with Section 409A of the Code; and (b) only Employees of the Company or a Subsidiary may be granted an Incentive Stock Option.

4.2     Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those individuals to whom Awards will be granted and will determine the nature and amount of each Award. No individual will have any right to be granted an Award pursuant to this Plan.

ARTICLE V
OPTIONS

5.1    Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

5.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares covered by the Option, the conditions upon which the Option shall become vested and exercisable, and such other terms and conditions as the Committee shall determine and which are consistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3    Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Option is granted and set forth in the related Award Agreement; provided, however, that in no event shall the exercise price of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.4     Term. The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten (10) years from its Grant Date.

5.5    Exercisability. Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include the satisfaction of (a) performance goals based on one or more Performance Criteria; and (b) time-based vesting requirements. Notwithstanding the foregoing, subject to Section 2.3 and Article XII of the Plan or as otherwise described in the related Award Agreement in connection with a Participant’s death, termination due to Disability, and/or Retirement, no Option shall vest, in full or in part, prior to the one (1) year anniversary of its Grant Date.

5.6     Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee that sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of an Option shall be paid in cash or its equivalent or in such other form, if and to the extent permitted by the Committee, in its sole discretion, including: (a) by tendering (either by actual delivery or attestation) previously acquired

Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (b) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); or (c) by a combination of cash (or its equivalent) and the methods described in clauses (a) and/or (b). Subject to the terms of the Plan, as soon as practicable after receipt of the notification of exercise and full payment of the exercise price on an Option, the Company shall cause the appropriate number of Shares to be issued to the Participant.

5.7     Dividends. Notwithstanding anything in the Plan to the contrary, in no event will dividends or dividend equivalents be payable or credited in respect of Options.

5.8     Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(a) The terms and conditions of Incentive Stock Options shall be subject to, and comply with, the requirements of Section 422 of the Code.

(b) The aggregate Fair Market Value of the Shares (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code.

(c) No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless: (i) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date of the Incentive Stock Option, and (ii) the date on which such Incentive Stock Option will expire is not later than five (5) years from the Grant Date of the Incentive Stock Option.

ARTICLE VI
STOCK APPRECIATION RIGHTS

6.1     Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

6.2     Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable, and such other terms and conditions as the Committee shall determine and which are consistent with the terms and conditions of the Plan.

6.3     Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and set forth in the related Award Agreement; provided, however, that in no event shall the exercise price of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.4     Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Grant Date.

6.5     Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include the satisfaction of: (a) performance goals based on one or more Performance Criteria, and (b) time-based vesting requirements. Notwithstanding the foregoing, subject to Section 2.3 and Article XII of the Plan or as otherwise described in the related Award Agreement in connection with a Participant’s death, termination due to Disability, and/or Retirement, no Stock Appreciation Right shall vest, in full or in part, prior to the one (1) year anniversary of its Grant Date.

6.6     Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee that sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to: (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Shares, cash, or a combination thereof, as specified by the Committee in the related Award Agreement.

6.7     Dividends. Notwithstanding anything in the Plan to the contrary, in no event will dividends or dividend equivalents be credited or payable in respect of Stock Appreciation Rights.

ARTICLE VII
RESTRICTED STOCK

7.1     Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

7.2     Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse, and such other terms and conditions as the Committee shall determine and which are consistent with the terms and conditions of the Plan.

7.3     Terms, Conditions and Restrictions.

(a) The Committee shall impose such other terms, conditions, and/or restrictions on any Shares of Restricted Stock as it may deem advisable, which may include a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one or more Performance Criteria), time-based restrictions, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, subject to Section 2.3 and Article XII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability, and/or Retirement, no Restricted Stock Award shall vest, in full or in part, prior to the one (1) year anniversary of its Grant Date.

(b) To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions, and/or restrictions applicable to such Shares have been satisfied or lapse.

(c) Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

7.4     Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:

(a) Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

(b) Unless otherwise provided in the related Award Agreement: (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock; and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that notwithstanding the foregoing, any such dividends or other distributions paid in Shares shall be subject to the same terms, conditions and restrictions (including risk of forfeiture (if applicable)) as the Restricted Stock with respect to which they are paid.

ARTICLE VIII
OTHER STOCK-BASED AWARDS

8.1     Grant of Other Stock-Based Awards. Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Committee shall determine, including: (a) unrestricted Shares; or (b) time-based or performance-based restricted stock units that are settled in Shares and/or cash. Notwithstanding the foregoing, subject to Section 2.3 and Article XII of the Plan or as otherwise described in the related Award Agreement in connection with a Participant’s death, termination due to Disability, and/or Retirement, no Other Stock-Based Award shall vest, in full or in part, prior to the one (1) year anniversary of its Grant Date.

8.2     Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the number of Other Stock-Based Awards, terms and conditions upon which the Other Stock-Based Award shall become vested, the form of settlement, and such other terms and conditions as the Committee shall determine and which are consistent with the terms and conditions of the Plan.

8.3     Form of Settlement. An Other Stock-Based Award may be settled in full Shares, cash, or a combination thereof, as specified by the Committee in the related Award Agreement.

8.4     Dividend Equivalents. Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that notwithstanding the foregoing, payment of any such dividend equivalents will be subject to the same terms, conditions, and restrictions (including risk of forfeiture (if applicable)) as the Other Stock-Based Award with respect to which they are paid and, in no event, will any such dividend equivalents be paid unless and until the Other Stock-Based Award to which they relate has vested.

ARTICLE IX
CASH-BASED AWARDS

Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each such Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time of settlement, and the other terms and conditions, as applicable, of such Award which may include performance objectives and that the Cash-Based Award is a Performance-Based Award under Article X.

ARTICLE X
PERFORMANCE-BASED AWARDS

10.1     In General. Any Award may be granted as a Performance-Based Award. As determined by the Committee in its sole discretion, the grant, vesting, exercisability, and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one or more Performance Criteria during a performance period established by the Committee.

10.2     Performance Criteria.

(a) The Performance Criteria for Performance-Based Awards shall be established by the Committee in its sole discretion.

(b) The Performance Criteria may relate to the individual Participant, the Company, one or more of its Affiliates, one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.

(c) The Committee may, in its sole discretion, provide amounts relating to, or arising from, extraordinary items, unusual or non-recurring events, and/or changes in applicable tax laws or accounting principles be included or excluded from the Performance Criteria.

10.3     Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish: (a) the applicable performance goals and performance period; and (b) the formula for computing the Performance-Based Award.

10.4     Determination of Performance. With respect to Performance-Based Awards, the Committee shall determine, in its sole discretion, whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied, and, if they have, ascertain the amount of the applicable Performance-Based Award.

10.5     Increases Prohibited. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, none of the Committee, the Board, the Company, or any Affiliate may increase the amount of compensation payable under a Performance-Based Award. The Committee may adjust downward, but not upward, the amount payable pursuant to such an Award, and the Committee may not waive the achievement of the applicable performance goal, except in the case of a Change in Control, or the death, Disability, and/or Retirement of the Participant.

10.6     Dividends and Dividend Equivalents. Performance-Based Awards may provide the Participant with dividends or dividend equivalents, as determined by the Committee, in its sole discretion, and set forth in the related Award Agreement; provided, however, that notwithstanding the foregoing, payment of any such dividends or dividend equivalents will be subject to the same terms, conditions, and restrictions, as are applicable to such underlying Awards, as specified in either Section 5.7, 6.7, 7.4(b), or 8.4 of the Plan.

ARTICLE XI
TERMINATION OF EMPLOYMENT OR SERVICE

11.1     Effect of Termination of Employment or Service. With respect to each Award granted under the Plan, the Committee shall, subject to the terms and conditions of the Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise and/or receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or any of its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Participants or Awards granted under the Plan, and may reflect distinctions based on the reasons for termination. Except as otherwise provided in the Plan, the vesting conditions of an Award may only be accelerated upon the death, termination due to Disability, and/or Retirement of the Participant.

11.2     Default Provisions. If the Award Agreement does not specify the effect of a Participant’s termination of employment or services with the Company and/or any of its Affiliates on the vesting, exercisability and/or settlement of Awards, the following provisions shall apply:

(a) Death, Disability or Retirement. In the event of a Participant’s death, Disability, and/or Retirement: (i) all exercisable Awards may be exercised for the remainder of the term of such Award (provided, however, that any Incentive Stock Option that is not exercised within twelve (12) months following the Participant’s death or Disability or within three (3) months following the Participant’s Retirement will be treated as a Nonqualified Stock Option); (ii) a pro rata portion of all unvested Awards shall vest, as determined by the Committee in its sole discretion, based on the amount of time elapsed during the vesting period prior to the date of death, Disability, and/or Retirement, or the attainment of the Performance Criteria, over the portion of the performance period elapsed as of the date of death, Disability, and/or Retirement; and (iii) all unvested Awards that do not vest pursuant to this Section 11.2(a) shall terminate and be forfeited as of the date of death, Disability, and/or Retirement.

(b) Termination for Cause. If a Participant is terminated for Cause, all Awards that have not been exercised, surrendered, settled, or paid (in each case, whether or not vested and/or exercisable), shall terminate and be forfeited as of the date of termination.

(c) Other Termination. If a Participant terminates for any reason other than as specified in Sections 11.2(a) and (b): (i) all exercisable Awards may be exercised for the remainder of the term of such Award; provided, however, that any Incentive Stock Option that is not exercised within three (3) months following the Participant’s termination will be treated as a Nonqualified Stock Option; and (ii) all unvested Awards shall terminate and be forfeited as of the date of termination.

ARTICLE XII
CHANGE IN CONTROL

12.1     In General. Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, all outstanding Awards shall become immediately vested and exercisable and the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any such Awards, including, without limitation: (a) by providing for a cash payment in exchange for the cancellation of an Award; or (b) the issuance of substitute Awards that substantially preserve the value, rights, and benefits of any affected Awards. With respect to Awards subject to performance-based conditions (including Performance-Based Awards), such Awards shall become vested and exercisable and be payable based on the greater of (i) actual performance during the applicable performance period through the date of such Change in Control and (ii) target performance. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

12.2     Effect of Section 280G of the Code. Unless specified otherwise in the related Award Agreement or in another written agreement between the Participant and the Company or any Affiliate, if the Company concludes that any payment or benefit due to a Participant under the Plan, when combined with any other payment or benefit due to the Participant from the Company or any of its Affiliates (collectively, the “Payor”), would be considered a “parachute payment” within the meaning of Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under the Plan to $1.00 less than the amount that would otherwise be considered a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 12.2 of the Plan shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE XIII
AMENDMENT OR TERMINATION OF THE PLAN

13.1     In General. Except as otherwise provided in the Plan, the Board or the Committee may amend or terminate the Plan or any Award Agreement at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s shareholders to the extent that: (a) the amendment materially increases the benefits accruing to Participants under the Plan; (b) the amendment increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.4 of the Plan); (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan; or (d) such approval is required by any applicable law, regulation, or stock exchange rule.

13.2     Awards Previously Granted. No amendment or termination of the Plan or an Award Agreement shall adversely affect in any material way any outstanding Award previously granted under the Plan, without the written consent of the Participant holding such Award, provided that, no such consent shall be required with respect to any amendment or termination that the Board or the Committee determines, in its sole discretion, is necessary or advisable in order for the Company, the Plan, or an Award to satisfy or conform to any applicable law or regulation or to meet the requirements of any applicable accounting standard.

13.3     Repricing. Except for adjustments made pursuant to Section 2.4 of the Plan, in no event may the Board or the Committee, without approval of the Company’s shareholders: (a) amend the terms of an outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right; (b) cancel an outstanding Option or Stock Appreciation Right in exchange for a new Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right; or (c) at any time when the exercise price of an outstanding Option or Stock Appreciation Right is greater than the Fair Market Value of a Share, cancel such Option or Stock Appreciation Right in exchange for cash or other Awards.

ARTICLE XIV
TRANSFERABILITY

14.1     Non-Transferability. Except as described in Section 14.2 of the Plan, an Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative.

14.2     Beneficiary. Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

ARTICLE XV
MISCELLANEOUS

15.1     No Right to Continued Service or to Awards. Neither the Plan nor the granting of an Award under the Plan shall impose any obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Participant at any time. In addition, no Participant shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

15.2     Tax Withholding.

(a) The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold, or collect any amount required by applicable law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be: (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award, (iii) collected directly from the Participant, or (iv) withheld using any combination of the methods described in clauses (i), (ii), or (iii).

(b) Unless a Participant has elected, with the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the amount withheld from other amounts due to the Participant and/or or collected directly from the Participant, in each case, as described in Section 15.2(a), the Participant shall be deemed to have elected to have the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax that could be imposed on the transaction; provided that, such Shares would otherwise be distributable to the Participant at the time of the withholding. Any election under this Section 15.2(b) shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

15.3     Election Under Section 83(b) of the Code. In any case in which a Participant is permitted to make an election under Section 83(b) of the Code in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Treasury Regulations issued under Section 83(b) of the Code or other applicable provision.

15.4     Requirements of Law. The Plan, the grant and exercise of Awards hereunder, and the issuance of Shares under such Awards shall be subject to all applicable federal, state, and local laws, rules, and regulations (including all applicable federal and state securities laws) and to all required approvals of any governmental agencies or stock exchange, market, or quotation system on which the Shares are then listed or traded. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to: (a) receipt of any approvals from any governmental agencies or stock exchange, market, or quotation system on which the Shares are then listed or traded that the Committee deems necessary; and (b) completion of registration or other qualification of the Shares under any applicable federal, state, or local law or ruling of any governmental agency that the Committee deems necessary.

15.5     Legends. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange, market, or quotation system upon which the Shares are then listed or traded, or any other applicable federal, state, or local law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 15.5 of the Plan.

15.6     Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, market, or quotation system on which the Shares are then listed or traded.

15.7     Compensation Recovery. To the extent that any applicable law, rule, regulation, or policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award under the Plan or any other incentive-based compensation maintained in the past or adopted in the future by the Company or any Affiliate, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such applicable law, rule, regulation, or policy.

15.8     Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflicts of law provisions.

15.9     No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

15.10    Rights as a Shareholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.

15.11    Fractional Shares. No fractional Shares shall be issued under the Plan, and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

15.12    Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including the estate of such Participant and the executor, administrator, or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15.13    Compliance With Section 409A of the Code. Awards shall be designed, granted, and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Award Agreement under the Plan that is intended to comply with the requirements of Section 409A of the Code shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to additional taxes under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction, or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and Award Agreement shall be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. The exercisability of an Option or a Stock Appreciation Right shall not be extended to the extent that such extension would subject the Participant to additional taxes under Section 409A of the Code. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if an Award is not exempt from the requirements of Section 409A of the Code, the Participant is a “specified employee” (within the meaning of Section 409A of the Code) and a payment under the Award is due as a result of such individual’s “separation from service” (as that term is defined for purposes of Section 409A of the Code using the default rules), then no payment shall be made under the Award due to such separation from service before the date that is six (6) months after the date on which the Participant incurs such separation from service, except as otherwise allowed by Section 409A of the Code.

15.14    Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE XVI
EFFECTIVE DATE AND TERM OF THE PLAN

The Effective Date of the Plan is [•], 2025. No Incentive Stock Options shall be granted under the Plan after [•], 2035 and no other Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date or, if earlier, the date the Plan is terminated. Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates. After the Effective Date, no grants of awards shall be made under the Pre-existing Plan.

DIAMOND HILL

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O DIAMOND HILL INVESTMENT GROUP, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DHIL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62518-P23185

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

DIAMOND HILL INVESTMENT GROUP, INC.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3, and 4.

	For	Against	Abstain
1. Election of the nominees named below as directors for a one-year term.			
Nominees:			
1a. Heather E. Brilliant	☐	☐	☐
1b. Richard S. Cooley	☐	☐	☐
1c. Gordon B. Fowler	☐	☐	☐
1d. Paula R. Meyer	☐	☐	☐
1e. Nicole R. St. Pierre	☐	☐	☐
1f. L'Quentus Thomas	☐	☐	☐
2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. Approval and adoption of the Diamond Hill Investment Group, Inc. 2025 Equity and Cash Incentive Plan.	☐	☐	☐
4. Approval on an advisory basis of the 2024 compensation of the Company's named executive officers.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. FOR SHARES HELD IN THE DIAMOND HILL INVESTMENT GROUP 401(K) PLAN AND TRUST (THE "PLAN"), THE PLAN'S TRUSTEE WILL VOTE THE SHARES AS DIRECTED. IF NO DIRECTION IS GIVEN TO THE PLAN'S TRUSTEE ON HOW TO VOTE THE SHARES BY MAIL ON OR BEFORE APRIL 28, 2025, OR BY INTERNET OR PHONE BY 11:59 P.M. (ET) ON APRIL 28, 2025, THE PLAN'S TRUSTEE WILL VOTE THE SHARES HELD IN THE PLAN IN THE SAME PROPORTION AS THE SHARES FOR WHICH IT RECEIVES INSTRUCTIONS FROM ALL OTHER PARTICIPANTS IN THE PLAN.

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V62519-P23185

DIAMOND HILL INVESTMENT GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS
April 29, 2025
8:00 a.m. ET

The undersigned hereby appoints Carlotta D. King and Thomas E. Line and each of them, as proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock, without par value (the "Shares"), of the Diamond Hill Investment Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held virtually at www.virtualshareholdermeeting.com/DHIL2025 on Tuesday, April 29, 2025 at 8:00 a.m. ET or at any adjournment thereof as set forth on the reverse side hereof.

The Board of Directors recommends a vote FOR each of proposals 1, 2, 3, and 4. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES LISTED UNDER PROPOSAL 1, AND IN FAVOR OF PROPOSALS 2, 3, AND 4. If any other matters are properly brought before the Annual Meeting or at any adjournment thereof, the Shares represented by this Proxy will be voted in the discretion of the proxies on such other matters as the directors may recommend.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, UNLESS VOTING ELECTRONICALLY.

See reverse for voting instructions.